       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998


                                                      REGISTRATION NO. 333-27197
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

                  COLORADO                                        4522                   84-1200480
      (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                 CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)


                             7211 S. PEORIA STREET,
                           ENGLEWOOD, COLORADO 80112
                                 (800) 949-5387
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                             7211 S. PEORIA STREET,
                           ENGLEWOOD, COLORADO 80112
(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)

                            ------------------------

                               KEVIN L. BURKHARDT
                7211 S. PEORIA STREET, ENGLEWOOD, COLORADO 80112
                                 (800) 949-5387
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                         COPY OF ALL COMMUNICATIONS TO:

                      GERALD A. ADLER, ESQ.                                            LAWRENCE G. NUSBAUM, ESQ.
                       MARY P. O'HARA, ESQ.                                              GUSRAE, KAPLAN & BRUNO
                       BONDY & SCHLOSS LLP                                                  120 WALL STREET
                   6 EAST 43RD ST., 25TH FLOOR                                             NEW YORK, NY 10005
                        NEW YORK, NY 10017                                                 PH: (212) 269-1400
                        PH: (212) 661-3535                                                FAX: (212) 809-5449
                       FAX: (212) 972-1677

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION, DATED MAY 1, 1998

PROSPECTUS

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      1,019,200 SHARES OF COMMON STOCK AND
              1,019,200 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


     Proflight Medical Response, Inc., a Colorado corporation (the 'Company'), hereby offers (the 'Offering') 1,019,200 shares of common stock, $.001 par value (the 'Common Stock') of the Company and 1,019,200 Redeemable Common Stock Purchase Warrants (the 'Warrants'). The initial public offering prices of the Common Stock and Warrants are $6.50 and $.10, respectively. The Offering is being offered through First Liberty Investment Group, Inc. (the 'Underwriter'). See 'Underwriting.' The Common Stock and the Warrants offered hereby (sometimes hereinafter collectively referred to as the 'Securities') will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Warrants together or in any particular ratio. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.00 (the 'Exercise Price'), subject to adjustment, for five years commencing twenty-four months from the date of this Prospectus (provided that with the prior written consent of the Underwriter, the Warrants may be exercised commencing twelve months from the date hereof).



     The Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Warrant, commencing twenty-four (24) months after the date hereof (provided that with the prior written consent of the Underwriter, the Warrants may be redeemed commencing twelve (12) months from the date hereof) and prior to the expiration, provided that (i) prior written notice of not less than thirty
(30) days is given to the Warrantholders, and (ii) the closing bid price of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $12.75 per share. Notwithstanding the foregoing, Warrantholders shall have exercise rights until the close of business the day preceding the date fixed for redemption.



     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. There can be no assurance that a public market will develop or be sustained for such securities after the completion of the Offering. The offering prices of the Common Stock and the Warrants, exercise price and other terms of the Warrants were established by negotiations between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value, results of operations or any other generally accepted criteria of value. The Company has received a tentative approval for listing of the Common Stock and the Warrants on the Nasdaq SmallCap Market'sm' under the trading symbols 'PFLT' and 'PFLTW.' See 'Risk Factors' and 'Underwriting.'

                            ------------------------
 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS OR HER ENTIRE INVESTMENT. SEE 'RISK FACTORS' BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                                   INVESTORS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                                 UNDERWRITING
                                                                                   PRICE TO     DISCOUNTS AND      PROCEEDS TO
                                                                                   PUBLIC(1)    COMMISSIONS(1)    COMPANY(2)(3)
-------------------------------------------------------------------------------------------------------------------------------
Per Share......................................................................      $6.50          $0.65             $5.85
Per Warrant....................................................................      $.10            $.01             $.09
Total(3).......................................................................   $6,726,720       $672,672        $6,054,048



(1) Does not include (i) an option issued to the Underwriter (the 'Underwriter's Option') to purchase 101,920 shares of Common Stock at $8.00 per share and 101,920 Warrants at a price of $.12 per Warrant exercisable at $8.00 per share, (ii) a non-accountable expense allowance payable to the Underwriter equal to 3% of the gross proceeds of the Offering, (iii) a consulting agreement providing for fees totalling $120,000 payable in full to the Underwriter on the Closing Date and (iv) a 5% commission on Warrants exercised through the Underwriter. The Underwriter's Option is exercisable for a period of four years commencing one year after the date of this Prospectus. The Company has agreed to indemnify the Underwriter against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'

                                         (footnotes continued on following page)

                      FIRST LIBERTY INVESTMENT GROUP, INC.
                            ------------------------

                                             , 1998

(footnotes continued from previous page)


(2) After deducting underwriting discounts and commissions, but before deducting estimated Offering expenses of $476,802 in the aggregate, which includes the Underwriter's non-accountable expense allowance all of which are payable by the Company. See 'Underwriting.'



(3) The Securities are being sold on a 'firm commitment' basis. The Company has granted the Underwriter an option, exercisable during the 45-calendar-day period after the date hereof, to purchase, at the initial public offering price less underwriting discounts, up to an additional 152,880 shares of Common Stock and 152,880 Warrants, on the same terms as offered hereby, solely to cover over-allotments, if any (the 'Over-Allotment Option'). If the Over-Allotment Option is exercised in full, the Total Price to the Public will be $7,735,728, Underwriting Discount and Commissions will be $1,005,644, and the Proceeds to the Company will be $6,730,083, before deducting estimated offering expenses payable by the Company. See Note (2) above and 'Underwriting.'


                            ------------------------
     The Securities are being offered by the Underwriter, as agent for the Company, subject to prior sale, when, as and if accepted by it and subject to certain legal matters to be approved by counsel and to certain other conditions. The Company and the Underwriter reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


     The Company intends to furnish its stockholders with annual reports containing audited financial statements of the Company, after the end of each fiscal year, and make available such other periodic reports as the Company may deem appropriate or as may be required by law.


     A SIGNIFICANT AMOUNT OF THE COMMON STOCK AND WARRANTS MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH CUSTOMERS MAY SUBSEQUENTLY ENGAGE IN THE SALE OR PURCHASE OF THE COMMON STOCK OR WARRANTS THROUGH OR WITH THE UNDERWRITER. ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN SECURITIES OF THE COMPANY, AND, IF IT PARTICIPATES IN SUCH MARKET ACTIVITIES, MAY BE A DOMINATING INFLUENCE IN THE TRADING OF THE COMMON STOCK AND WARRANTS. THE PRICES AND THE LIQUIDITY OF THE COMMON STOCK AND WARRANTS MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE PARTICIPATION OF THE UNDERWRITER IN SUCH MARKET, SHOULD A MARKET ARISE.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. All share and per share amounts reflect a .667-for-one reverse stock split effective April 1998 and a fifty-for-one and a 3.85356-for-one forward stock split effective July 1996 and January 1996, respectively, of the Company's issued and outstanding Common Stock. In December 1996, the Company contracted to acquire all of the outstanding shares of capital stock of (i) Air Response, Inc., a New York corporation ('Air Response') in a stock-for-stock exchange and (ii) Air Response South, Inc., a Florida corporation ('Air Response South'), for cash. Each of these corporations provides fixed wing air ambulance services. These agreements were amended in April and May 1997 and in March 1998. Pursuant to the terms of these agreements, such acquisitions will close simultaneously with the closing of this Offering. Unless the context otherwise requires, the term 'the Company' includes Air Response and Air Response South. Except where otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriter's Over-Allotment Option or Underwriter's Option. Each prospective investor is urged to read this Prospectus in its entirety.


                                  THE COMPANY


     The Company is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company currently operates from its main facility located in Colorado, and has bases in New York and Tennessee. The Company provides its services throughout the United States, Canada, Europe, Mexico, Central America, South America, Bermuda and the Mediterranean. In addition, the Company, when operating at full capacity, has subcontracted its services by brokering its air ambulance trips to other air transport providers. For the year ended December 31, 1997, the Company, including Air Response and Air Response South, had pro forma net sales of approximately $12.7 million.



     As of the date hereof, the Company has an air ambulance fleet of 11 fixed winged aircraft. The Company provides transport services in connection with the relocation of patients requiring specialized medical procedures such as organ transplants, cancer treatment, specialized cardiac surgery, burn care, stroke care and advanced head and spinal cord surgery and rehabilitation to hospitals recognized as national centers of excellence in these fields, for the repatriation of patients who are injured or become ill away from home and in connection with the transportation of non-ambulatory long-term care patients who need to be relocated. The flights operated are on a non-emergency basis and are generally long distance in nature. Emergency flights are usually contracted to helicopters and such flights are generally short distances. The Company's customers include individual patients, managed care companies, hospitals, government agencies, national health insurance companies, health maintenance organizations ('HMOs') and air ambulance brokers.


     The Company believes that the need for non-emergency ambulance transport services will increase as pressure on the health insurance industry to reduce costs increases. The Company believes that it can capitalize on this market. The Company believes that the fixed wing segment of the medical air transport industry will grow as hospital consolidation produces regional health networks responsible for patients spread over a greater geographic area. The Company also believes, although no assurance can be given, that relocating patients with specialized needs to hospitals recognized as national centers of excellence and which have pricing agreements with insurers and HMOs will increase as a way to provide high quality, cost effective health care. The fixed wing air ambulance market is currently served by a number of small, regional companies lacking a national presence and the ability to serve an insurance company or HMO on a national basis. The Company believes that through the acquisitions of Air Response and Air Response South (the 'Acquisitions') and by implementing its business strategy, it will begin to establish a national presence while continuing to ensure that patients receive the highest quality care. The Company's beliefs in this paragraph are based upon management's experience and an independent research report by Wintergreen Research, Inc., copyright 1995, entitled 'Fixed Wing Air Medical Transport Market, 1991 - 2000.' No assurance can be given that such beliefs will be realized or are predictive of future developments. No assurance can be given that the facts, predictions or the independent research report upon which such beliefs are premised are accurate.

     The Company's business strategy over the next 24 months is to attempt to become a leading national provider of fixed wing air ambulance services by:

      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South into the Company and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.

      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company hopes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.

      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

     The Company's senior management has extensive experience in the air ambulance transport services business. Kevin L. Burkhardt, the Company's Chief Executive Officer and President, has over 10 years experience in the air ambulance industry and over 20 years experience in the aviation industry, including experience as captain, flight instructor and corporate pilot. Jane S. Burkhardt, the Company's Secretary and medical and legal coordinator, received her B.S. degree in nursing in 1981 from the University of Wisconsin and her JD degree in 1990 from St. Louis University Law School. Mrs. Burkhardt has over 14 years experience in the nursing industry and was a registered nurse and risk manager for Presbyterian/St. Lukes Medical Center. Donald Jones will, upon closing of the Offering, serve as the Company's Vice President of Sales and a Director of the Company. Mr. Jones has over 13 years experience in the air ambulance industry, including experience as flight coordinator, and director of marketing and sales. David Cohen, the Company's Chief Financial Officer and Treasurer, has over 30 years of management and financial experience. Mr. Cohen was the chief financial officer of Air Resources Corp., a public company which manufactures adhesives and held various senior management positions for two aircraft sales corporations.


     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was further amended in May 1997 and January 1998, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 496,154 shares of Common Stock of the Company to be issued two years from the date hereof. If the Company completes a second public offering, Mr. Capece has a put option to sell to the Company such number of shares of Common Stock at the then current market value, which value shall be equal to 20% of the net proceeds of such offering not to exceed $1,000,000. Under the terms of the put option, the Company is obligated to purchase such shares once the put option is exercised. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis
R. Capece, Jr., which was further amended January 1998, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $800,000 which is payable upon closing of the Offering. The Company has also agreed to issue to Donald Jones, a principal of Air Response and Air Response South, 76,924 shares on the closing date of the Offering as a bonus under his employment agreement. See 'Employment Agreements.'

     The Company was incorporated in May 1992. The Company's executive offices are located at 7211 S. Peoria St., Englewood, CO 80112 and its telephone number is (800) 949-5387.

                                  THE OFFERING


Common Stock Offered.........................  1,019,200 shares(1)
Redeemable Common Stock Purchase Warrants
  Offered....................................  1,019,200 Warrants(1)
Common Stock Outstanding Before the
  Offering...................................  1,784,350 shares(1)(2)
Common Stock Outstanding After the
  Offering...................................  2,803,550 shares(1)(2)
Warrants Outstanding Before Offering.........  -0-
Warrants Outstanding After Offering..........  1,019,200 Warrants(1)(3)
     Exercise Terms..........................  Each Warrant entitles the holder to purchase one share of Common
                                               Stock for $8.00, during the three (3) year period commencing twenty-four (24) months from the date hereof (provided that with the express prior written consent of the Underwriter, the Warrants may be exercised twelve (12) months from the date hereof), subject to adjustment in certain circumstances. See 'Description of
                                               Securities -- Warrants.'
     Expiration Date.........................       , 2003 (five years after the date hereof).
     Redemption..............................  Redeemable by the Company, in whole or in part, at a price of $.10 per Warrant, commencing twenty four (24) months after the date hereof (provided that with the prior written consent of the
                                               Underwriter, the Warrants may be redeemed commencing twelve (12)
                                               months from the date hereof) upon not less than thirty (30) days prior written notice to the holders of such Warrants, provided that the closing bid price (as defined in the Warrant Agreement)
                                               of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $12.75 per share.
Use of Proceeds..............................  The net proceeds from the Offering will be used to pay the first payment in connection with the acquisition of Air Response South, to repay indebtedness incurred in connection with the Company's bridge financing and certain short term notes, to fund costs relating to its expansion strategy and for general corporate purposes, including working capital. See 'Use of Proceeds.'

Risk Factors.................................  An investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution to the public investors. See 'Risk Factors' and 'Dilution.'
Proposed Trading Symbols(4):
  Nasdaq SmallCap MarketSM
     Common Stock............................  PFLT
     Warrants................................  PFLTW


                                                        (footnotes on next page)

(footnotes from previous page)


(1) Does not include 152,880 shares of Common Stock or 152,880 Common Stock Purchase Warrants that may be sold by the Company pursuant to the Underwriter's Over-Allotment Option.



(2) Does not include: (i) 350,000 shares of Common Stock reserved for issuance under the Company's stock option plan; (ii) 496,154 shares of Common Stock which will be issued to Louis R. Capece, Jr., in connection with the acquisition of Air Response, two years from the closing of the Offering,
    (iii) 76,924 shares of common stock which will be issued to Don Jones at the closing of the Offering, (iv) 1,019,200 shares reserved for issuance upon exercise of the Warrants offered hereby; (v) 700,350 shares reserved for issuance upon exercise of other outstanding options; and (vi) 101,920 shares of Common Stock and 101,920 Common Stock Purchase Warrants issuable upon exercise of the Underwriter's Option, including 101,920 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants which are included in and issuable upon exercise of the Underwriter's Option; (vii) 152,880 shares of Common Stock and 152,880 Common Stock Purchase Warrants issuable upon exercise of the Underwriter's Over-Allotment Option; and
    (viii) 6,670 shares of Common Stock to be issued to an Officer at the closing of the Offering; (ix) Does include 250,000 shares returned by a shareholder before and after the offering. See 'Management -- Stock Option Plan,' 'Certain Transactions,' 'Description of Securities' and 'Underwriting.'



(3) Does not include Underwriter's Options or the 101,920 Warrants issuable upon exercise thereof.



(4) The Company has received tentative approval to have the Common Stock and Warrants approved for quotation on the Nasdaq SmallCap Market'sm', subject to compliance with requests for documentation and payment of the listing fee, and believes it will meet the initial listing requirements upon consummation of the Offering. There is no assurance that, if listed, it will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap Market'sm' following the Offering. See 'Risk Factors -- Listing and Continued Quotation on the Nasdaq SmallCap Market.'sm''

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following table sets forth summary historical financial data of (i) Proflight for the years ended December 31, 1997 and 1996 and (ii) Air Response and Air Response South for the years ended December 31, 1997 and 1996. The historical financial data for the years ended December 31, 1997 and 1996 are derived from the audited financial statements of Proflight, and the audited combined financial statements of Air Response and Air Response South. The financial statements of Proflight have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which refers to various matters which raise substantial doubt about Proflight's ability to continue as a going concern and are included elsewhere in this Prospectus. The combined financial statements of Air Response and Air Response South for the years ended December 31, 1997 and 1996 have been audited by Staff Ciampino & Company, P.C., independent certified public accountants, which statements are included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Proflight, Air Response and Air Response South and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus. The following table also sets forth pro forma financial data of the Company as if the Acquisitions (which will close simultaneously with the closing of this Offering) had occurred as of December 31, 1997 for balance sheet results and as of January 1, 1997 for operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data and the pro forma statement of operations for the year ended December 31, 1997 are unaudited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.



                       SUMMARY HISTORICAL FINANCIAL DATA



                                                                                                   AIR RESPONSE AND AIR
                                                                              THE COMPANY             RESPONSE SOUTH
                                                                        -----------------------   -----------------------
                                                                              YEARS ENDED               YEARS ENDED
                                                                             DECEMBER 31,              DECEMBER 31,
                                                                        -----------------------   -----------------------
                                                                           1997         1996         1997         1996
                                                                        ----------   ----------   ----------   ----------

OPERATING DATA
Historical:
    Net sales.........................................................  $5,644,799   $3,906,211   $8,783,037   $7,658,243
    Flying operations and maintenance.................................   3,964,831    3,001,507    5,840,403    4,875,505
    Promotion and sales...............................................      69,985      255,616      492,331      447,061
    General, administrative expense...................................   1,406,483      650,036    1,885,940    1,538,761
    Depreciation and amortization.....................................     488,867      377,930      311,554      396,139
    Income (loss) from operations.....................................    (285,367)    (378,878)     252,809      400,777
    Interest expense..................................................     415,343      287,188      189,242      136,148
    Other income (expense)............................................      25,000           34      (43,063)    (349,590)
    Income tax benefit................................................      --           --           85,222       38,747
    Net income (loss).................................................    (675,710)    (666,032)     105,726      (46,214)

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA





                                                                                                 YEAR ENDED
                                                                                              DECEMBER 31, 1997
                                                                                              -----------------

Pro Forma Operating Data:
     Net sales.............................................................................      $12,712,990
     Flying operations and maintenance.....................................................        8,090,388
     Promotion and sales...................................................................          562,316
     General and administrative expense....................................................        3,292,423
     Depreciation and amortization.........................................................        1,068,256
     Total operating expense...............................................................       13,013,383
     Operating loss........................................................................          300,393
     Other expense.........................................................................          622,648
     Income tax benefit....................................................................           85,222
     Net loss..............................................................................          837,819

Per share data:
     Net loss..............................................................................      $     (0.35)(1)(2)



                                                                                 DECEMBER 31, 1997
                                                                   ---------------------------------------------
                                                                    ACTUAL(3)     PRO FORMA(4)     ADJUSTED(5)
                                                                   -----------    ------------    --------------
Balance Sheet Data:
     Working capital (deficit)..................................   $(3,226,040)   $(4,609,392)     $    967,854
     Total assets...............................................     3,722,170      9,666,048        14,465,294
     Long term obligations......................................       687,754      1,749,139         1,749,139
     Retained (deficit).........................................      (786,715)      (786,715)       (1,330,890)
     Stockholders' equity (deficit)(2)..........................      (753,338)     2,471,662         8,048,908


------------




(1) Based on 2,382,747 shares which do not include (i) 1,019,200 shares of Common Stock offered hereby, (ii) 6,670 shares of Common Stock being offered to an officer as a bonus at the closing of the Offering, or (iii) 76,924 shares of Common Stock to be issued to Don Jones as part of his employment agreement at the completion of the offering.



(2) All per share and equity data have been adjusted to reflect the .667-for-1 reverse split of the Company's Common Stock effective as of April 16, 1998.



(3) Represents Proflight Medical Response.



(4) Includes Air Response and Air Response South.



(5) The adjusted pro forma data includes adjustments that reflect the effects of the Acquisitions, including the sale of 1,019,200 shares of Common Stock and 1,019,200 Warrants offered hereby and the application of the net proceeds.

                                  RISK FACTORS

     An investment in the Securities offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements (and notes thereto).


     HISTORY OF LOSSES; ACCUMULATED DEFICIT; NO HISTORY OF COMBINED OPERATIONS. Proflight reported net losses for the year ended December 31, 1997 of $675,710 and for the year ended December 31, 1996 of $666,032. Air Response and Air Response South, on a combined basis, reported a net profit of $105,726 and a net loss of $46,214 for the years ended December 31, 1997 and 1996, respectively. On a pro forma basis, after giving effect to the Acquisitions, the Company would have had a net loss for the year ended December 31, 1997 of $837,819. As of December 31, 1997, Proflight had an accumulated deficit in stockholders' equity of $753,338 and a working capital deficiency of $3,226,040. On a pro forma basis, after giving effect to the Acquisitions, the Company would have had total stockholders equity of $2,471,662. For the year ending December 31, 1998, the Company may incur additional losses which may be substantial as a result of, among other things, its expansion strategy. There can be no assurance that the Company's operations will be profitable in the future or if achieved, that such profitability will be sustained. The Company will consummate the Acquisitions on closing of the Offering, and to date, each of the companies has been operating as a separate, independent entity. The Company's profitability will depend upon, among other factors, the ability of its management to integrate these entities into a single cohesive business entity with a single business philosophy. There can be no assurance that the Company's management will be successful in managing the combined operations or in implementing the Company's business strategy. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'



     MODIFICATION OF AUDITOR'S OPINION; GOING CONCERN. Proflight's independent accountants have included an explanatory paragraph in their report on Proflight's financial statements at December 31, 1997 and 1996, which states that Proflight has accumulated a deficit in stockholders' equity of $753,338 through December 31, 1997 and total current liabilities exceed total current assets by approximately $3,226,040 as of December 31, 1997, all of which raise substantial doubt about Proflight's ability to continue as a going concern. See 'Financial Statements and Report of Independent Certified Public Accountants' included elsewhere in this Prospectus.



     EXPANSION STRATEGY; DEPENDENCE ON REVENUES FROM ACQUISITION TARGETS; NO ASSURANCE OF COMPLETION OF PROPOSED ACQUISITIONS. The Company's success will depend, in large measure, upon management's ability to successfully implement its business strategy to expand the Company's operations and enhance its national and international presence by improving the efficiency of its existing operations including integrating the operations of Air Response and Air Response South, implementing strategic acquisitions of other air ambulance service providers and increasing its market share by contracting with insurers and HMOs. In addition, the Company's success will depend upon revenues generated by Air Response and Air Response South as well as any future acquisition targets. The Company currently has no agreements or understandings, nor is it engaged in any negotiations with respect to any acquisitions other than those contemplated herein with Air Response and Air Response South. The Company has a contract with Aetna Health Management, Inc. ('Aetna') to provide air transport services. The Company's contract with Aetna does not guarantee any specific amount of revenues. For the year ended December 31, 1997, Aetna represented 7.5% of the Company's revenues. However, the Company does not have any other agreements with insurers or HMOs. There can be no assurance that the proposed acquisitions with Air Response and Air Response South will be completed or, if completed, will be successful. There can be no assurance that suitable growth opportunities or acquisitions or strategic alliances can be identified, consummated or successfully implemented or that the Company's expansion strategy will result in profitability. See 'Dependence on Major Customers.'



     RISKS ASSOCIATED WITH ACQUISITIONS. The Company is not currently considering, nor are there any agreements, negotiations or understandings involving the Company with respect to, the acquisition of any business (other than those of Air Response and Air Response South discussed elsewhere in this Prospectus) or entering into a joint venture with any other business, individual or other entity. From time to time in the future, the Company may enter into negotiations with respect to potential acquisitions or joint ventures, some of which may result in preliminary agreements. In the course of such negotiations and/or due diligence, these negotiations and/or preliminary agreements may be abandoned or terminated, and the Company may incur significant transaction expenses (such as legal and accounting fees) despite the abandonment or termination of such negotiation or agreement.

     NEED FOR ADDITIONAL FINANCING. The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for at least the next 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise additional funds to continue to implement its expansion strategy. There can be no assurance that additional financing will be available, or, if available, that such financing will be on terms favorable to the Company. Failure to obtain such additional financing could have a material adverse effect on the Company. The Company anticipates issuing additional securities to fund its expansion, either to raise capital to fund internal growth or as principal consideration for acquisitions. There can be no assurance that the Company will be able to successfully finance its expansion or that the Company's securities will be acceptable consideration to acquisition candidates. The failure of the Company to successfully implement its expansion strategy may negatively impact the Company's competitive position and its future results of operations. See 'Use of Proceeds,' 'Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources' and the Company's financial statements and notes thereto.


     PROCEEDS FOR ACQUISITION PAYMENT AND DEBT REPAYMENT; BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 30% of the net proceeds of this Offering will be used to pay the first payment in connection with the acquisition of Air Response South and to repay certain short term notes and to repay the bridge lenders. Approximately $1,185,246 (21%) of the net proceeds of this Offering will be used for general corporate purposes, including working capital. Accordingly, management will have broad discretion over the use of such proceeds. See 'Use of Proceeds.'


     GOVERNMENTAL REGULATION. The Company is subject to governmental regulation at the federal and state levels. At the federal level, the Company is subject to regulation by the Federal Aviation Administration ('FAA') and the Occupational Safety and Health Administration ('OSHA'). The FAA regulations are primarily related to flight safety issues, and to govern flight operating procedures, aircraft and equipment standards, maintenance and inspections, flight crew standards, training and limitations, weather requirements and record keeping requirements. The OSHA regulations are primarily designed to protect the employees of the Company. Certain of the states in which the Company operates regulate various aspects of its business. The Company's business is subject to state requirements including, business licenses, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control and procedures. Applicable federal and state laws and regulations are subject to change. Any changes could adversely affect the Company's operations as well as the air ambulance business in general. The Company believes, based upon management's experience, that it is in substantial compliance with all regulatory requirements applicable to its business. The failure to be in compliance with any applicable governmental regulations could adversely affect the business, financial condition or results of operations of the Company. See 'Business -- Governmental Regulation.'


     POSSIBLE ADVERSE CHANGES IN REIMBURSEMENT RATES OR COVERAGE; MEDICARE, MEDICAID AND HEALTH CARE REFORM. A substantial portion (approximately 18% for the year ended December 31, 1997) of the Company's revenue is attributable to payments received from third-party payors, including Medicare, Medicaid, HMOs, state-run insurance pools and private insurers. The revenue, cash flow and profitability of the Company, like those of other companies in the health care industry, will be affected by the continuing efforts of third-party payors to control expenditures for health care. In addition, reimbursement can be influenced by the financial instability of private third-party payors and by budget pressures and cost shifting by governmental payors. With regard to Medicare and Medicaid reimbursement, Congress has consistently attempted to curb federal spending on these programs. The Company cannot predict whether any health care or Medicare or Medicaid reform measures will be enacted, and if they are enacted, what effect they may have on the Company's business. No assurances can be given that future funding and reimbursement levels will be favorable to the Company. A reduction in coverage or reimbursement rates by third-party payors, whether in the private or government sector, could have a material adverse effect on the Company's business, financial condition or results of operations.


     LIABILITY INSURANCE. The Company's air ambulance operations involve the risks of potential liability incurred by the Company in the event of, among other things, accidents involving the Company's airplanes and medical malpractice. The Company maintains aircraft insurance with a maximum liability per occurrence of up to $20,000,000 along with hull coverage (similar to auto collision insurance) for the value of the aircraft. The annual premiums cost approximately $15,000 per jet aircraft and $7,000 per piston aircraft. In addition, the Company carries medical liability insurance in the amount of $1,000,000 per claim and $3,000,000 in the aggregate per incident with an annual premium of approximately $19,000. Although the Company currently maintains insurance coverage which it believes is adequate to cover the risks of potential liability against the Company, there can be no assurance that the coverage limits of its insurance are adequate or that the Company will be able to continue to obtain such insurance policies in the future or that the Company will be able to continue to obtain insurance rates which will not negatively impact the Company's earnings. The inability of the Company to maintain adequate liability insurance could have a material adverse effect on its business, financial condition or results of operations.


     COMPETITION. The air ambulance service industry is a highly competitive and highly fragmented industry. The Company competes with other fixed wing air ambulance companies which operate their own fleets of airplanes. The Company believes, based upon management's experience and the Wintergreen Research Report, that each of these companies are small with a market share of less than 5%. The Company also competes with brokers who do not own their own fleets but act as middlemen who market air ambulance services by generally auctioning such services to the lowest bidder. The Company believes that brokers control a large percentage of the air medical transport business and keep prices in the industry very low. The Company's major competitors include Global Air Ambulance, (Clearwater, Florida), Advanced Air Ambulance, (Miami, Florida), Critical Air Care, (Atlanta, Georgia) and Aeronational Air Ambulance, (Pittsburgh, Pennsylvania). The Company believes, based upon management's experience, that air ambulance service providers compete primarily on the basis of quality of service, performance and prices. The Company anticipates that its one-way pricing structure will allow the Company to be competitive in the industry. In addition to present competition, other companies with significantly greater economic resources than the Company including potential customers of the Company such as insurance companies, HMOs and health care facilities that do not currently provide air ambulance services may enter the air ambulance service business. Entry into such business by such entities could adversely affect the business, financial condition or results of operations of the Company. See 'Business -- Competition.'


     DEPENDENCE ON MAJOR CUSTOMERS. During fiscal 1997, four of the Company's customers together accounted for approximately 50% of its sales. Air Response, its largest customer and a proposed acquiree, accounted for 27% of sales. There can be no assurance that any of these companies will remain customers of the Company or that there will be adequate demand for the Company's services. Cessation of business with one or more of these customers would have a material adverse effect on the Company.


     DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the experience, abilities and continued service of Kevin L. Burkhardt, the Company's Chief Executive Officer and President. The Company has entered into an employment agreement with Mr. Burkhardt and the loss of his services or any other key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company intends to obtain $1,000,000 of key man life insurance on the life of Kevin L. Burkhardt. In addition, the Company's future success depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces competition for such personnel from other companies and organizations, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to attract and retain the necessary personnel on acceptable terms or at all. See 'Management.'

     POTENTIAL LIABILITY FOR ACTS OF OFFICERS AND DIRECTORS. The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.



     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his or her performance of his or her duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Each Indemnification Agreement also will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of
(i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.



     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.



     Pursuant to the Indemnification Agreement, the Company may be obligated to fund the defense of its officers or directors in certain cases which could materially adversely affect the financial condition of the Company and the ability of shareholders to recover monetary damages from directors and officers of the Company for breaches of their fiduciary duties.



     ABSENCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; VOLATILITY. Prior to the Offering, there has been no public trading market for the Common Stock or Warrants and there can be no assurance that an active trading market for either the Common Stock or the Warrants will develop following the Offering or, if developed, will be sustained. The initial public offering prices of the Common Stock and Warrants were determined by negotiations between the Company and the Underwriter and may not necessarily bear any relationship to the Company's assets, earnings, book value, results of operations or any other generally accepted criteria of value. There can be no assurance that the Common Stock and Warrants will trade in the public market at or above the initial public offering price following the closing of the Offering. The trading price of the Common Stock and Warrants could be subject to significant fluctuations in response to variations in quarterly operating results and other factors and such fluctuations could cause the market price of the Common Stock and Warrants to fluctuate substantially. In addition, the stock markets of the United States have from time to time, experienced significant price and volume fluctuations that are unrelated or disproportionate to the operating performance of individual companies. Such fluctuations may adversely affect the price of the Common Stock and Warrants. See 'Underwriting.'



     LACK OF UNDERWRITING HISTORY. The Underwriter was incorporated on August 11, 1958 and first registered as a broker-dealer on October 3, 1958. Although prior to this Offering the Underwriter has participated as a selling group member in two underwritings, it has not participated as a sole or co-manager in a public offering. Prospective purchasers of the Common Stock and Warrants offered hereby should consider the Underwriter's lack of experience in being a manager of an underwritten public offering. There can be no assurance that such lack of experience will not have a material adverse effect upon the Offering. See 'Underwriting.'



     LISTING AND CONTINUED QUOTATION ON THE NASDAQ SMALLCAP MARKET'sm'. The Company has received conditional approval to have the Common Stock and Warrants approved for quotation on the Nasdaq

SmallCap MarketSM. There can be no assurance that, if listed, the Company will be able to satisfy the criteria for continued quotation on the Nasdaq SmallCap MarketSM following the Offering. Failure to meet the maintenance criteria in the future may result in the Common Stock and Warrants not being eligible for quotation on the Nasdaq SmallCap MarketSM or otherwise. In such event, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock or Warrants. See 'Description of Securities.'


     NASDAQ SMALLCAP MAINTENANCE REQUIREMENTS; PENNY STOCK REGULATION. The trading of the Company's Securities on the NASDAQ SmallCap MarketSM is conditioned upon the Company meeting certain asset, capital surplus and stock price tests. To maintain eligibility on the NASDAQ SmallCap Market, the Company is required to maintain total net tangible assets in excess of $2,000,000, capital and surplus in excess of $1,000,000 and a bid price of $1.00 per share. If the Company fails any of these tests, the Securities may be delisted from trading on the NASDAQ SmallCap Market. In the absence of the Common Stock being quoted on the NASDAQ SmallCap Market, or the Company's having $2,000,000 in stockholders' equity, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act'), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Commission has adopted regulations that generally define a 'penny stock' to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ, and an equity security issued by an issuer that has (i) net tangible assets of at least $4,000,000, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.


     POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK. The Company's Amended and Restated Articles of Incorporation, as of March 28, 1997, authorizes the issuance of 500,000 shares of 'blank check' preferred stock, par value $1.00, with designations, rights and preferences as determined from time to time by the Board of Directors ('Preferred Stock'). As a result of the foregoing, the Board of Directors can issue, without further stockholder approval, Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company. In addition, the issuance of Preferred Stock could dilute the rights of holders of the Common Stock and the market price of the Common Stock. Although the Company has no plans to issue any shares of Preferred Stock, there can be no assurance that it will not issue Preferred Stock at some future date.



     IMMEDIATE AND SUBSTANTIAL DILUTION; NO DIVIDENDS ANTICIPATED. Purchasers of the shares of Common Stock offered hereby will incur immediate and substantial dilution of the net tangible book value of the Common Stock of $5.09 per share (78%) from the initial public offering price of $6.50 per share. In addition, an immediate increase in the Company's net tangible book value of $1.41 per share to the existing shareholders will result upon the consummation of the Offering. Thus, the net tangible book value per share will be significantly lower than the price per share paid by the public investors. The public investors, therefore, will bear most of the risk of loss, while effective control of the Company will remain in the hands of the present shareholders. The Company has never paid any dividends on its

Common Stock and does not anticipate the payment of dividends in the foreseeable future. See 'Dividend Policy' and 'Dilution.'


     SHARES ELIGIBLE FOR FUTURE SALE; EXERCISE OF REGISTRATION RIGHTS. Upon the consummation of the Offering and giving effect to 496,154 shares of Common Stock to be issued to Louis R. Capece two years from the closing of the Offering, 6,670 shares of Common Stock to be issued to an officer of the Company and 76,924 shares to be issued to Donald Jones at the closing of the Offering, there will be 3,383,298 shares of Common Stock outstanding, of which 2,364,098 shares of Common Stock are 'restricted securities' under Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act'). In the future, these restricted shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including pursuant to Rule 144. The Securities and Exchange Commission ('Commission') has amended Rule 144, effective April 29, 1997, reducing the holding period before shares subject to Rule 144 become eligible for sale in the public market. Under the revised Rule 144, a person who has owned Common Stock for one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the prevailing market price of the Common Stock. All of the officers, directors and shareholders of the Company have agreed with the Underwriter not to directly or indirectly register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) for a period of two years from the date of this Prospectus except that after the first year, such securities may be sold only with the prior written consent of the Underwriter. In addition, the Company has agreed not to offer or sell any securities or file a registration statement for a period of three (3) years from the hereof without the express prior written consent of the Underwriter. In addition, the 496,154 shares of Common Stock to be issued to Mr. Capece will not be issued until two years from the closing of the Offering and the Rule 144 holding period will not commence until such shares have been issued. See 'Shares Eligible for Future Sale.'



     The holders of the Underwriter's Option have been granted certain 'piggy-back' and demand registration rights, for a period of five years from the date hereof, with respect to the 101,920 shares of Common Stock and 101,920 Warrants (including shares issuable upon exercise thereof) issuable upon exercise of the Underwriter's Option. The Company has granted Louis R. Capece, Jr. certain 'piggy-back' registration rights with respect to the 496,154 shares of Common Stock to be issued to him two years from the closing of the Offering. The sale, or availability for sale, of the outstanding Common Stock underlying the Underwriter's Warrants and Underwriter's Option and the shares issued to Srotnac Group LLC or Mr. Capece, in the public market subsequent to the Offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital. See 'Description of Capital Stock -- Registration Rights' and 'Shares Eligible for Future Sale.'



     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants offered hereby are redeemable, in whole or in part, at a price of $.10 per Warrant, commencing twenty-four (24) months after the Closing Date (except with the prior written consent of the Underwriter permitting redemption commencing twelve (12) months from the Closing Date), and prior to their expiration; provided that (i) prior notice of not less than 30 days is given to the Warrantholders; and (ii) the closing bid price of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $12.75 per share. Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption.

The Company has agreed to use its best efforts to keep the registration statement current in connection with any proposed exercise of the Warrants. Further, the Warrants may not be exercised unless the registration statement pursuant to the Securities Act covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the holder of the Warrants. Although the Company does not presently intend to do so, the Company reserves the right to call the Warrants for redemption whether or not such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrantholders from liquidating their Warrants. Further, in the event the Company does not have a current registration statement in effect, the Company would be unable to call the Warrants for redemption. See 'Description of Securities -- Warrants.'

     CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states or exempt therefrom. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See 'Description of Securities -- Warrants.'


     RELATIONSHIP OF UNDERWRITER TO TRADING. The Underwriter may act as a broker and/or dealer with respect to the purchase or sale of the Securities in the Nasdaq SmallCap Market'sm' where each is expected to trade. The Underwriter also may act as the Company's agent in connection with any future solicitation of warrantholders to exercise their Warrants. Unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning nine business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market in the Company's securities during certain periods while the exercise of Warrants is being solicited. Such a limitation, while in effect, could impair the liquidity and market price of the Securities.



     UNDERWRITER'S OPTION AND REGISTRATION RIGHTS. In connection with this Offering, the Company has agreed to sell to the Underwriter, for $10, the Underwriter's Option which entitles the Underwriter to purchase up to 101,920 shares of Common Stock and 101,920 Warrants, as well as 101,920 shares of Common Stock issuable on exercise of such Warrants. The securities issuable upon exercise of the Underwriter's Option are identical to those offered pursuant to this prospectus. The Underwriter's Option is exercisable for a period of four years commencing one year from the Effective Date. The exercise of the Underwriter's Option may dilute the value of the shares of Common Stock to be acquired by holders of the Option, may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriters' Warrants are sold in the public market, may adversely affect the market price of the Common Stock. The Underwriter has been granted certain 'piggyback' and demand registration rights for a period of five years from the Effective Date with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriter's Option. The exercise of such rights could result in substantial expense to the Company. See 'Underwriting.'

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the Common Stock offered hereby at an initial public offering price of $6.50 per share, after deduction of underwriting discounts and commissions, and other Offering expenses including the Underwriter's non-accountable expense allowance, will be approximately $5,577,246 (and $6,455,083 if the Underwriter's over-allotment option is fully exercised). The Company intends to use the net proceeds as follows:


          (i) payment of approximately $800,000 to Louis R. Capece, Jr. pursuant to the amended stock purchase and sale agreement for Air Response South;


          (ii) approximately $425,000 to repay bridge lenders pursuant to 10% and 15% promissory notes issued in March 1997 and March 1998, in bridge financings, due upon closing of an initial public offering, which funds were used for legal, accounting and, printing expenses in connection with this Offering and an earlier aborted initial public offering and expenses in connection with moving to new facilities;



          (iii) approximately $467,000 to repay short term notes, including approximately $375,000 to pay off a line of credit of Air Response, secured by accounts receivable with Central National Bank, Canajoharie, New York, approximately $20,000 to pay Andrew Hiestand for the balance owed for the purchase of his stock in January 1996, approximately $22,000 to pay Charles
     W. Bartholomew, a director of the Company, on a loan made to the Company in November, 1993 with an original balance of $75,000, and $50,000 to pay off a short-term note to Steven Cantor that was used as operating capital;



          (iv) $2,700,000 to fund costs related to the Company's expansion strategy, including approximately $500,000 for down payment on a maintenance facility, approximately $500,000 for the purchase of additional aircraft parts inventory, approximately $200,000 for expenses associated with the Company's new facilities, the upgrade of the Company's computer network and the purchase of new dispatch software, approximately $500,000 for marketing, and approximately $1,000,000 for leasing and equipping additional aircraft; and



          (v) approximately $1,185,246 for general corporate purposes, including working capital.



     The foregoing allocations of proceeds are estimates only and there may be significant variations in the uses of proceeds due to, among other things, changes in the Company's business or financial condition or economic circumstances. Accordingly, the Company reserves the right to reallocate among the foregoing uses upon any such change.


     The Company anticipates that the proceeds from the Offering, together with projected cash flow from operations, will be sufficient to fund its operations, including its proposed expansion, for approximately 12 months. If the Underwriters exercises the over-allotment option, the Company intends to add the net proceeds of such exercise to working capital. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may need to raise substantial additional funding through public or private financings, corporate collaborations or other sources. However, there can be no assurance that additional financings will be available through any of these sources or, if available, that such financing will be on acceptable terms. See 'Risk
Factors -- Need for Additional Financing' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'

     Pending application of the net proceeds of the Offering, the Company will make temporary investments in certificates of deposit, money market accounts established by major commercial banks or financial institutions, United States government obligations or high-grade commercial paper.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance its expansion strategy. The payment of future cash dividends by the Company on its Common Stock will be at the discretion of the Board of Directors and will depend on the Company's earnings (if any), financial condition, cash flows, capital requirements, and contractual prohibitions with respect to the payment of dividends and other considerations as the Board of Directors may consider relevant.

                                 CAPITALIZATION


     The following table sets forth as of December 31, 1997 (i) the 'actual' capitalization of Proflight; (ii) the 'pro forma' capitalization of the Company giving effect to (a) its historical capitalization and (b) the Acquisitions, and
(iii) the 'pro forma as adjusted' capitalization of the Company giving effect to the 'pro forma' capitalization and the issuance of the Securities offered hereby (at an initial public offering price of $6.50 per share and $.10 per Warrant), after deduction of underwriting discounts and commissions and estimated Offering expenses payable by the Company and the application of a portion of the net proceeds therefrom to repay indebtedness. The number of shares issued and outstanding has been adjusted to reflect a .667-for-1 reverse split of the Company's Common Stock effective as of April 16, 1998.



                                                                           DECEMBER 31, 1997
                                                                ---------------------------------------
                                                                                             PRO FORMA
                                                                  ACTUAL      PRO FORMA     AS ADJUSTED
                                                                ----------    ----------    -----------

Total current liabilities....................................   $3,787,754    $5,445,247    $ 4,667,247
Long-term debt...............................................      687,754     1,749,139      1,749,139
Stockholders' equity
     Common Stock -- $.001 par value
       Authorized -- 20,000,000 shares, 2,034,350 shares
       issued and outstanding
Pro forma -- 2,530,504 shares
As adjusted -- 3,383,298 shares..............................        2,034         2,530          3,383(1)(2)
Additional paid-in capital...................................       31,343     3,255,847      9,376,415(1)(2)
Accumulated deficit..........................................     (786,715)     (786,715)    (1,330,890)
                                                                ----------    ----------    -----------
Total Stockholders' equity (deficit).........................     (753,338)    2,471,662      8,048,908
                                                                ----------    ----------    -----------
     Total capitalization....................................   $3,722,170    $9,666,048    $14,465,294
                                                                ----------    ----------    -----------
                                                                ----------    ----------    -----------


------------


(1) Reflects the issuance of 1,019,200 shares of Common Stock and 1,019,200 Warrants offered hereby; 496,154 shares to be issued for the purchase of Air Response, 6,670 shares of Common Stock to be issued as a bonus to an officer of the Company at the closing of the Offering, 76,924 shares of Common Stock to be issued as part of an employment agreement, and 250,000 shares of Common Shares retired in April of 1998.



(2) Reflects the receipt of $5,577,246 in net proceeds from the issuance of 1,019,200 shares of Common Stock at $6.50 per share of 1,019,200 Warrants at $.10 per Warrant, after deduction of underwriting discounts and commissions and Offering expenses estimated at $1,149,474.

                                    DILUTION


     At December 31, 1997, the pro forma net tangible book value of the Company was a deficit of approximately $(820,589), or $(0.32) per share of Common Stock after giving effect to the Acquisitions as if they occurred on such date. Net tangible book value (deficit) per share is determined by dividing tangible book value (total tangible assets less total liabilities) by the number of shares of Common Stock issued and outstanding at that date. After giving effect to (i) the sale of the 1,019,200 shares of Common Stock offered hereby (at an initial public offering price of $6.50 per share) and the application of the net proceeds therefrom, after deducting underwriting discounts and commissions and Offering expenses; (ii) 6,670 shares of Common Stock to be issued as a bonus to an officer of the Company at the closing of the Offering; (iii) 76,924 shares of common stock issued as part of an employment agreement; (iv) the retirement of 250,000 shares of Common Stock, the adjusted pro forma net tangible book value of the Company at December 31, 1997 after giving effect to the Acquisitions as if they occurred on such date would have been 4,756,657 or $1.41 per share. This represents an immediate increase in net tangible book value of $1.73 per share to existing shareholders and an immediate dilution of $5.09 per share to investors purchasing shares of Common Stock in the Offering. The following table illustrates this per share dilution:



Assumed initial public offering price.........................................................     $6.50
     Net pro forma tangible book value (deficit) per share at December 31, 1997......   $(0.32)
     Increase in net tangible book value per share attributable to new investors.....   $ 1.73
Pro forma net tangible book value per share after the Offering.......................              $1.41
Dilution per share to new investors..................................................              $5.09



                            ------------------------

     If the underwriter exercises the over-allotment option in full, the pro forma net tangible book value will be $5,634,494 or $1.59 per share, resulting in an immediate dilution of $4.91 per share or 75% to New Investors.



     The following table summarizes, on a pro forma basis, as of December 31, 1997 the difference between existing shareholders and new investors with respect to the number and percentage of shares of Common Stock purchased from the Company, and the total consideration per share paid (at the assumed initial public offering price of $6.50 per share):



                                                SHARES
                                          PURCHASED(1)(2)(3)         TOTAL CONSIDERATION         AVERAGE
                                         --------------------      -----------------------      PRICE PER
                                          NUMBER      PERCENT        AMOUNT        PERCENT        SHARE
                                         ---------    -------      ----------      -------      ---------
Existing shareholders.................   2,364,098        70%      $3,258,377          33%        $1.38
New investors.........................   1,019,200        30        6,726,720          67          6.50
                                                      -------                      -------
                                                       100.0%                       100.0%
                                                      -------                      -------
                                                      -------                      -------


------------


(1) Does not include: (i) 350,000 shares of Common Stock reserved for issuance under the Option Plan; (ii) 1,019,200 shares reserved for issuance upon exercise of the Warrants offered hereby; (iii) 700,350 shares reserved for issuance upon exercise of other outstanding options and warrants; and (iv) 101,920 shares of Common Stock and 101,920 Warrants issuable upon exercise of the Underwriter's Option. See 'Management -- Stock Option Plan.' 'Description of Capital Stock' and 'Underwriting.'



(2) Includes (i) the issuance of 496,154 shares of Common Stock to Louis R. Capece, Jr. in connection with the acquisition of Air Response two years from the closing of the Offering; (ii) 6,670 shares of Common Stock to be issued to an Officer; and (iii) the issuance of 76,924 to Don Jones in conjunction with his employment agreement and (iv) the retirement of 250,000 shares of Common Stock. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' and 'Certain Transactions.'



(3) The number of shares purchased both by existing shareholders and new investors has been adjusted to reflect the .667 for 1 reverse split of the Company's Common Stock effective April 16, 1998.

                            SELECTED FINANCIAL DATA



     The following table sets forth summary historical financial data of (i) Proflight for the years ended December 31, 1997 and 1996 (ii) Air Response and Air Response South for the years ended December 31, 1997 and 1996. The historical financial data for the years ended December 31, 1997 and 1996 are derived from the audited financial statements of Proflight, and the audited combined financial statements of Air Response and Air Response South. The financial statements of Proflight have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which refers to various matters which raise substantial doubt about Proflight's ability to continue as a going concern and are included elsewhere in this Prospectus. The combined financial statements of Air Response and Air Response South for the years ended December 31, 1997 and 1996 have been audited by Staff Ciampino & Company, P.C., independent certified public accountants, which statements are included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements and notes thereto of Proflight, Air Response and Air Response South and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus. The following table also sets forth pro forma financial data of the Company as if the Acquisitions (which will close simultaneously with the closing of this Offering) had occurred as of December 31, 1997 for balance sheet results and as of January 1, 1997 for operating data. The pro forma financial data was derived from the unaudited pro forma financial statements appearing elsewhere in this Prospectus. The summary pro forma financial data should be read in conjunction with the Company's pro forma financial statements and the notes thereto. The pro forma balance sheet data and the pro forma statement of operations for the year ended December 31, 1997 are unaudited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation of pro forma results of operations. The pro forma operating results are not necessarily indicative of the Company's future results of operations.



                       SUMMARY HISTORICAL FINANCIAL DATA



                                                                                                   AIR RESPONSE AND AIR
                                                                              THE COMPANY             RESPONSE SOUTH
                                                                        -----------------------   -----------------------
                                                                              YEARS ENDED               YEARS ENDED
                                                                             DECEMBER 31,              DECEMBER 31,
                                                                        -----------------------   -----------------------
                                                                           1997         1996         1997         1996
                                                                        ----------   ----------   ----------   ----------

OPERATING DATA
Historical:
    Net sales.........................................................  $5,644,799   $3,906,211   $8,783,037   $7,658,243
    Flying operations and maintenance.................................   3,964,831    3,001,507    5,840,403    4,875,505
    Promotion and sales...............................................      69,985      255,616      492,331      447,061
    General, administrative expense...................................   1,406,483      650,036    1,885,940    1,538,761
    Depreciation and amortization.....................................     488,867      377,930      311,554      396,139
    Income (loss) from operations.....................................    (285,367)    (378,878)     252,809      400,777
    Interest expense..................................................     415,343      287,188      189,242      136,148
    Other income (expense)............................................      25,000           34      (43,063)    (349,590)
    Income tax benefit................................................      --           --           85,222       38,747
    Income (loss).....................................................    (675,710)    (666,032)     105,726      (46,214)

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA



                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1997
                                                                                                 -----------------

Pro Forma Operating Data:
     Net sales................................................................................      $12,712,990
     Flying operations and maintenance........................................................        8,090,388
     Promotion and sales......................................................................          562,316
     General and administrative expense.......................................................        3,292,423
     Depreciation and amortization............................................................        1,068,256
     Total operating expense..................................................................       13,013,383
     Operating (loss).........................................................................         (300,393)
     Other expense............................................................................          622,648
     Income tax benefit.......................................................................           85,222
     Net (loss)...............................................................................         (837,819)

Per share data:
     Net (loss)...............................................................................      $     (0.35)(1)(2)



                                                                                 DECEMBER 31, 1997
                                                                   ---------------------------------------------
                                                                    ACTUAL(3)     PRO FORMA(4)     ADJUSTED(5)
                                                                   -----------    ------------    --------------
Balance Sheet Data:
     Working capital (deficit)..................................   $(3,226,040)   $(4,609,392)     $    967,854
     Total assets...............................................     3,722,170      9,666,048        14,465,294
     Long term obligations......................................       687,754      1,749,139         1,749,139
     Retained (deficit).........................................      (786,715)      (786,715)       (1,330,890)
     Stockholders' equity (deficit)(2)..........................      (753,338)     2,471,662         8,048,908



------------


(1) Based on 2,382,747 shares which do not include (i) 1,019,200 shares of Common Stock offered hereby, or (ii) 6,670 shares of Common Stock being offered to an officer as a bonus at the closing of the Offering, or (iii) 76,924 shares of Common Stock to be issued to Don Jones as part of his employment agreement at the completion of the Offering.


(2) All per share and equity data have been adjusted to reflect the .667 for 1 reverse split of the Company's Common Stock effective as of April 16, 1998.



(3) Represents Proflight Medical Response.



(4) Includes Air Response and Air Response South.



(5) The adjusted pro forma data includes adjustments that reflect the effects of the Acquisitions, including the sale of 1,019,200 shares of Common Stock and 1,019,200 Warrants offered hereby and the application of the net proceeds.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW AND PLAN OF OPERATION

     The Company was formed in May 1992 under the name Proflight, Inc. and is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. In March of 1997 the Company changed its name to Proflight Medical Response, Inc. ('Proflight'). The Company has contracted to acquire Air Response, Inc., a New York corporation ('Air Response') and Air Response South, Inc., a Florida corporation ('Air Response South') which acquisitions (the 'Acquisitions') will close simultaneously with the closing of the Offering. See 'Certain
Transactions -- Acquisition of Air Response and Air Response South.'

     The revenues of the Company are primarily derived from service fees for air medical transport services. The number of transports and rates as well as the source affect revenues in different ways. Greater revenues are derived from third party and direct patient paid trips as compared to transports arranged by brokers.

     The Company's business strategy over the next 24 months is to become a leading national provider of fixed wing air ambulance services by:

      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.

      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company hopes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.

      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

     The Company is continuing to expand services through the purchase of additional aircraft resulting in increased revenues, more efficient use of current aircraft, proportionately lower operating costs and the acquisition of Air Response and Air Response South. Overall, the Company believes, based upon management's experience, this should provide higher gross margins. It is hoped that this combination will allow all three companies to operate more efficiently through elimination of certain duplicative general and administrative costs, purchasing discounts on fuel, and more efficient use of each aircraft. The Company believes, based upon management's experience, that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern. See ' -- Effects of Combination.'

RESULTS OF OPERATIONS

PROFLIGHT MEDICAL RESPONSE, INC.


     The following sets forth, in tabular form, a comparison of the results of operations for Proflight for the years ended December 31, 1997 and 1996.



                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                      ----------------
                                                                                      1997       1996
                                                                                      -----      -----
Net sales........................................................................     100.0%     100.0%
Flying operations and maintenance................................................      70.2       82.5
Promotion and sales..............................................................       1.2        0.9
General and administrative expenses..............................................      24.9       16.6
Depreciation and amortization....................................................       8.7        9.7
Interest expense.................................................................       7.4        7.4
Net loss.........................................................................      12.0       17.0



THE YEARS ENDED DECEMBER 31, 1997 AND 1996



     Net Sales: Net sales increased by $1,738,588 to $5,644,799 for the year ended December 31, 1997 as compared to $3,906,211 for the year ended December 31, 1996. Over $1 million in increased sales is attributed to receiving more trips (business referrals) from Air Response in contemplation of the impending merger. In addition, the Company handled more brokered flights, which added to sales volume without having to acquire additional aircraft. The Company also sold one of its Learjet 35A's which produced net income of $638,179.



     Flying operations and maintenance: Flying operations and maintenance increased by $742,292 to $3,964,831 for the year ended December 31, 1997, as compared to $3,222,539 for the year ended December 31, 1996. This increase was mostly due to proportionally higher sales.



     Promotion and Sales Expense: Promotion and sales expense increased $35,401 for the year ended December 31, 1997 to $69,985 as compared to $34,584 for the year ended December 31, 1996. This increase of $35,402 was mostly for commissions paid to a dispatcher.



     General and Administrative Expense: General and Administrative expenses increased $756,447 to $1,406,483 for the year ended December 31, 1997 as compared to $650,036 for the year ended December 31, 1996. This increase was mostly due to $259,275 of expenses associated with abortive IPO costs, legal fees and settlement of a lawsuit including legal fees amounting to approximately $130,000, and additional IPO accounting fees of approximately $63,000. $60,000 was also expensed as a bad debt in anticipation of an uncollectible receivable. In addition, moving costs, higher rent, and proportional increased costs associated with higher sales helped account for added G&A expense for 1997.



     Depreciation and Amortization: Depreciation and amortization increased $110,937 to $488,867 for the year ended December 31, 1997. as compared to $377,930 for the same period in 1996. This was mostly to due to expensing as amortization $60,000 of deferred bridge loan costs and increased depreciation association with more hours of flight time on the aircraft's engines.



     Interest Expense: Interest expense increased $128,155 to $415,343 for the year ended December 31, 1997 as compared to $287,188 for the year ended December 31, 1996. This increase was due mostly to interest paid on more expensive aircraft and the cost for factoring accounts receivable, which factoring was implemented in February of 1997.



     Net Loss: Net loss increased by $9,678 to $675,710 for the year ended December 31, 1997 as compared to $666,032 for the year ended December 31, 1996. This increase was due to the factors discussed above.

AIR RESPONSE AND AIR RESPONSE SOUTH

RESULTS OF OPERATIONS


     The following sets forth, in tabular form, a comparison of the results of operations for Air Response and Air Response South and the years ended December 31, 1997 and 1996.



                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                      ----------------
                                                                                      1997       1996
                                                                                      -----      -----
Net sales........................................................................     100.0%     100.0%
Flying operations and maintenance................................................      66.5       63.7
Promotion and sales..............................................................       5.6        5.8
General and administrative expenses..............................................      21.5       20.1
Depreciation and amortization....................................................       3.5        5.2
Interest expense.................................................................       2.2        1.8
Other income (expense)...........................................................       0.5       (4.0)
Net income (loss)................................................................       1.2       (0.6)




THE YEARS ENDED DECEMBER 31, 1997 AND 1996



     Net Sales: Net sales increased $1,124,794 to $8,783,037 for the year ending December 31, 1997 as compared to $7,658,243 for the year ending December 31, 1996. The Company believes that this was mostly due to more demand for the Company's air ambulance service because of the effects of advertising and direct sales. In addition, direct access to Proflight's aircraft fleet in anticipation of an acquisition yielded better overall positioning which allowed more attractive pricing to customers and, the Company believes, a correspondingly greater usage of services.



     Flying Operations and Maintenance: Flying Operations and Maintenance increased $964,898 to $5,840,403 for the year ending December 31, 1997 as compared to $4,875,505 for the year ending December 31, 1996. This was mostly due to expenses relating to increased revenues. In addition, slightly higher fuel prices occurred during the first 8 months of the period. Also, maintenance labor was obtained through an outside source rather by hired mechanics as was the case in 1996 which resulted in higher costs. Other increases were due to the performance of more aircraft inspections as a result of a greater number of hours flown.



     Advertising: Advertising expenses increased $45,270 to $492,331 for the year ending December 31, 1997 as compared to $447,061 for the year ending December 31, 1996. This was mostly due to increased cost of yellow page advertising and more direct mailings. In addition, the Company attended more sales conventions to promote its air ambulance service. The Company believes that these additional expenditures helped increase sales by an undetermined amount.



     General and administrative: General and administrative expenses increased $347,179 to $1,885,940 for the year ending December 31, 1997 as compared to $1,538,761 for the year ending December 31, 1996. This was mostly due to increased sales resulting in higher overhead. In addition, the company incurred substantial moving expenses relocating to Denver.



     Depreciation: Depreciation decreased $84,585 to $311,554 for the year ending December 31, 1996. as compared to $396,139 for the year ending December 31, 1997. This was mostly due to one aircraft being fully depreciated in October of 1997.



     Interest expense: Interest expense increased $53,094 to $189,242 for the year ending December 31, 1996 as compared to $136,148 for the year ending December 31, 1997. This was mostly due to some aircraft refinancing in late 1996.



     Other expense: Other expenses decreased $306,527 to $43,063 for the year ending December 31, 1996 as compared to $349,590 for the year ending December 31, 1996. This change was mostly due to a non-recurring $381,216 charge in 1996 for an asset abandonment.



     Net earnings: Net earnings increased $151,940 to $105,726 for the year ending December 31, 1996 as compared to a $46,214 loss for the year ending December 31, 1996. This increase was due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES



     During the twelve months ended December 31, 1997, Proflight had no material increase in cash. During this period net cash used in operating activities was $522,127. Cash provided from investing activities was $1,714,421 primarily due to the sale of an aircraft. Net cash used in financing activities was $1,162,294 due to the repayment of notes payable.



     As of December 31, 1997, Proflight had a working capital deficiency of $3,226,040. This deficiency increased from December 31, 1996 by $2,145,729 as a result of a long term debt being reclassified to a current liability because of the slow payment of such debt which may have resulted in a default by the debtor. The debt was subsequently paid in full in February of 1998.



     Air Response and Air Response South had a decrease in cash of $254,871 for the twelve months ended December 31, 1997. During this period net cash of $574,289 was provided by operating activities, and $559,525 in cash was used in investing activities to purchase property and equipment, net advances to officer, and advances to affiliates. A total of $269,635 in cash was used in financing activities primarily for repayment of notes. Cash and cash equivalents had a balance of $37,426 at December 31, 1997.



     At December 31, 1997, Air Response and Air Response South had a working capital deficiency of $805,852. This deficiency increased by $361,048 from the December 31, 1996 deficiency of $444,804 due to increases in account payable and the current portion of notes payable.



     During fiscal 1996, Proflight had two customers whose sales each accounted for 10% or more of net sales. In fiscal 1997, Air Response accounted for more than 27% of net sales. In 1996 Air Response accounted for 8.25% of Proflight's business. At year end 1997, $224,094 was due from Air Response in accounts receivable and $151,767 was due to Air Response in accounts payable.



     Historically, Proflight has financed its working capital requirements to date from private bridge financing, borrowing, issuance of its Common Stock, and internally generated cash flow. For the year ended December 31, 1997, the Company financed its working capital requirements as follows: approximately 30% from the sale of a Lear 35, approximately 20% from borrowing, and approximately 50% from internally generated cash flow. Air Response and Air Response South have financed their working capital through, profits, internally generated cash flow, and factoring accounts receivable.



     As of December 31, 1997, the Company had a total current liabilities of $3,787,754, of which $1,657,807 was due because of a potential default due to slow payment. This note for a Learjet 35A was paid in full in February of 1998 when this aircraft was sold. $794,022 of current liabilities are notes to be paid with the proceeds from the offering. The remaining balance of $1,335,970 will be paid out of operations. The Company defaulted on a note to a former shareholder in 1996. The holder has agreed to renew the note and the Company plans to pay the remaining balance of approximately $20,000 from the proceeds of the offering.



     In order for the Company to obtain sufficient financing to purchase a 1973 Lear Jet 25B-XR in March, 1995, it was necessary for the Company to have an accomodator guarantee repayment of a loan. In exchange, the accomodator is paid a fee of $100 per month for each month the loan is outstanding.



     In October 1996, the Company loaned $200,000 to Air Response. The note bore interest at the rate of 10% per annum and was payable in two installments of $100,000 plus accrued interest on May 14, 1998 and May 14, 2000. In March of 1998, the Company agreed to forgive the entire principal amount of and all accrued interest on the note. This was granted in consideration of extending the acquisition agreement. See 'Certain Transactions -- Loan to Air Response.'



     In October 1996, Proflight, in a private placement, sold to subscribers an aggregate of $350,000 principal amount notes bearing interest at the rate of 10% per annum and issued 466,900 shares of Common Stock. In May 1997, the subscribers in the private placement released and discharged the Company from any and all obligations arising out of the promissory notes and agreed to cancel such notes.



     In January 1997, Proflight, in a private placement, sold to subscribers an aggregate of $150,000 principal amount notes bearing interest at the rate of 10% per annum and issued 200,100 shares of Common Stock. In May 1997, the subscribers in the private placement released and discharged the

Company from any and all obligations arising out of the promissory notes and agreed to cancel such notes.


     In March 1997, Proflight, in a private placement, sold to subscribers an aggregate of $125,000 principal amount notes bearing interest at the rate of 10% per annum and issued 16,675 shares of Common Stock.



     In March of 1997 the Company sold one of its Lear 35A's for approximately $1,750,000.



     On March 10, 1998, the Company received $300,000 in uncollateralized short-term bridge financing. These bridge notes carry an interest rate of 15% per annum and are payable in full, principal and interest on the earlier of May 31, 1998, or upon closing of an initial public offering.


     Presently, the Company does approximately 50% of its billing through insurance companies. In some cases this billing is indirect through brokers which are customers of the Company. Generally, payment is received within 60-90 days. This delay in collection weakens the Company's cash flow. The Company finances its receivables to help alleviate this cash flow problem. The Company plans to initiate electronic billing to help speed up the collection process and hopes to eliminate the need for factoring in the future.

     The Company anticipates that the net proceeds from the Offering, together with cash flow from operations should be sufficient to fund the Company's operations, including its proposed expansion, for approximately 12 months. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before that time. The Company may be required to raise substantial additional funds to continue to fund operating expenses or its expansion strategy. There can be no assurance that the Company will be able to obtain such additional financing or that such financing, if available, will be on acceptable terms. See 'Risk Factors -- Need for Additional Financing' and 'Use of Proceeds.'

EFFECTS OF COMBINATION

     The Company believes that operating efficiencies will be achieved through integration of the operations. The Company anticipates cost savings after the combination in the areas of fuel, parts, marketing and advertising and personnel. The Company has obtained preliminary quotes from aviation fuel and part suppliers which will provide the Company with fuel and part cost reductions. Fuel reductions are available because of the anticipated increase in the volume of aviation fuel to be purchased as well as an increase in the number of fueling sites needed and part reductions are available because the Company plans to purchase larger quantities at one time. The Company believes that it will realize cost savings in marketing and advertising expenses by eliminating duplicated efforts. The Company also believes cost savings will also be realized by the elimination of overstaffing and duplicative positions which will arise through combination and the closing of the Company's facilities in New York and Florida. For example, the Company believes cost savings will be realized in areas such as accounts receivable and bookkeeping, which will be centralized.

     The Company believes that effective aircraft and crew deployment will be a significant factor in reducing operational costs. The Company intends to enhance its computer system which will detail the ready status and location positions of its aircraft and crews. The computer system will be able to analyze data on demographics, usage frequency and similar factors to help determine optimal fleet deployment.

     The Company will begin to incur increased expenses not reflected in the Company's historical financial statements, including increased salaries for senior management and key employees as well as other costs related to the establishment of its corporate and administrative infrastructure, such as lease costs, accounting and legal costs.

                                    BUSINESS

THE COMPANY


     The Company is a national and international provider of fixed wing air ambulance transport services for persons who are ill, injured or otherwise incapacitated who need to be relocated and who may require emergency medical care during flight. The Company currently operates from facilities located in Colorado, New York and Florida and upon consummation of the Offering plans to consolidate its operations into its Colorado facilities. The Company provides its services throughout the United States, Canada, Europe, Mexico, Central America, South America, Bermuda and the Mediterranean. In addition, the Company, when operating at full capacity, has subcontracted its services by brokering its air ambulance trips to other air transport providers. For the year ended December 31, 1997, the Company, including Air Response and Air Response South, had pro forma net sales of approximately $12.7 million.



     As of the date hereof the Company has an air ambulance fleet of 11 fixed winged aircraft. The Company provides transport services in connection with the relocation of patients requiring specialized medical procedures such as organ transplants, cancer treatment, specialized cardiac surgery, burn care, stroke care and advanced head and spinal cord surgery and rehabilitation to hospitals recognized as national centers of excellence in these fields, for the repatriation of patients who are injured or become ill away from home and in connection with the transportation of non-ambulatory long-term care patients who need to be relocated. The flights operated are on a non-emergency basis and are generally long distance in nature. Emergency flights are usually contracted to helicopters and such flights are generally short distances. The Company's customers include individual patients, managed care companies, hospitals, government agencies, national health insurance companies, HMOs and air ambulance brokers.


     The Company believes that the need for non-emergency ambulance transport services, will increase as pressure on the health insurance industry to reduce costs increases. The Company believes that it can capitalize on this market. The Company believes that the fixed wing segment of the medical air transport industry will grow as hospital consolidation produces regional health networks responsible for patients spread over a greater geographic area. The Company also believes, although no assurance can be given, that relocating patients with specialized needs to hospitals recognized as national centers of excellence and which have pricing agreements with insurers and HMOs will increase as a way to provide high quality, cost effective health care. The fixed wing air ambulance market is currently served by a number of small, regional companies lacking a national presence and the ability to serve an insurance company or HMO on a national basis. The Company believes that through the acquisitions of Air Response and Air Response South and by implementing its business strategy, it will begin to establish a national presence while continuing to ensure that patients receive the highest quality care. The Company's beliefs in this paragraph are based upon management's experience and an independent research report, presumed to be accurate and truthful as of its publication, by Wintergreen Research, Inc. copyright 1995, entitled 'Fixed Wing Air Medical Transport Market 1991 - 2000.' No assurance can be given that such beliefs will be realized or are predictive of future developments. No assurance can be given that the facts, predictions or the independent research report upon which such beliefs are premised are accurate.

     The Company's senior management has extensive experience in the air ambulance transport services business. Kevin L. Burkhardt, the Company's Chief Executive Officer and President, has over 10 years experience in the air ambulance industry and over 20 years experience in the aviation industry, including as captain, flight instructor and corporate pilot. Jane S. Burkhardt, the Company's Secretary and medical and legal coordinator, received her B.S. degree in nursing in 1981 from the University of Wisconsin and her JD degree in 1990 from St. Louis University Law School. Mrs. Burkhardt has over 14 years experience in the nursing industry and was a registered nurse and risk manager for Presbyterian/St. Lukes Medical Center. Donald Jones will, upon consummation of the Offering, serve as the Company's Vice President of Sales and a Director of the Company. Mr. Jones has over 13 years experience in the air ambulance industry, including flight coordinator, and director of marketing and sales. David Cohen, the Company's Chief Financial Officer and Treasurer, has over 30 years of management and financial experience. Mr. Cohen was the chief financial officer of Air Resources Corp., a public company which manufacturers adhesives and held various senior management positions for two aircraft sales corporations.


     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997 and January 1998, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 496,154 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering to the Company, not to exceed $1,000,000. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $800,000 which is payable upon closing of the Offering.


BUSINESS STRATEGY

     The Companies' business strategy over the next 24 months is to attempt to become a leading national provider of fixed wing air ambulance services by:

      Improving the efficiency of its existing operations by integrating the operations of Air Response and Air Response South and by providing additional management expertise, recognizing economies of scale, introducing sophisticated operating systems and controls, instituting a centralized dispatching function and providing a stronger, more stable capital base.

      Implementing strategic acquisitions of other air ambulance service providers. The Company believes that opportunities exist to acquire additional air ambulance service providers in the future that would benefit from the efficiency, as well as the capital and management resources of the Company. The Company regularly evaluates acquisition possibilities and considers a number of factors in evaluating such acquisition candidates, including the quality of management and medical personnel, historical operating results, the demographic characteristics of service areas, the regulatory environment in which such company operates and the fee structure and reimbursement levels. In addition, by combining existing companies, the Company hopes it will be able to deliver fixed wing air ambulance services to insurance companies and other health care providers at cost effective rates. Except as otherwise described in this Prospectus, there are no present negotiations, arrangements or understandings with respect to any potential material acquisitions.

      Increasing its market share and expanding its operations by contracting with insurers and HMOs seeking an air ambulance provider with national and international capabilities and by appealing to individual consumers through a prepaid service package. No assurances can be given that the Company will be able to successfully negotiate additional contracts with such parties on favorable terms, if at all, or otherwise expand its operations.

MEDICAL TRANSPORT SERVICES

     The Company provides fixed wing air ambulance transport services for individual patients, HMOs, insurance companies and individual hospitals and other providers of medical care. If necessary the Company provides 'bed to bed' service, arranging for ground ambulance transportation, specialized medical care during transport, overnight accommodations, and any other incidentals necessary to a successful transport. The Company is able to provide air transport services at any of the three recognized levels of medical care, Basic Life Support (patients who may need CPR), Advanced Life Support (patients who need medication and respiratory monitoring) and Critical Care (patients who are severely ill or injured).

     The level of treatment provided to a patient during transportation is dependent upon the patient's condition. Basic Life Support is mostly preventative in nature. It is appropriate for patients needing minimal external life support, but in need of monitoring or potential care during flight. Aircraft involved in the transport of patients requiring Basic Life Support must have both the equipment and personnel on board capable of handling and treating a medical emergency.

     The Company provides air transport for patients needing Advanced Life Support services. Aircraft suited to transporting these patients must have all personnel and equipment necessary to provide Basic Life Support functions as well as the capability to perform cardiac defibrillation, control dysrhythmias, administer drugs and establish and maintain respiratory airways. In addition, medical personnel on board the aircraft must be capable of providing care for the condition causing the need for the transport. Patients requiring Advanced Life Support care may typically be suffering from trauma, burns, or cardiac failure, as well as a variety of other conditions.

     Finally, the Company provides air transport services to patients who are severely ill or injured in need of Critical Care, the highest level of care. To properly provide Critical Care services, highly and specifically trained physicians and flight nurses must be part of the on board aircraft crew. It is important that these medical personnel have specialized training to enable them to perform services in an aeromedical environment. The Company has the required personnel and equipment to provide these high level medical services.

     The Company employs full-time registered nurses that accompany patients on all medical flights. The nurses are given air ambulance training when they are hired and on-going training every six months. In addition, the Company can supply other medical professionals including medical doctors, respiratory therapists and other medical personnel, if required by the patient.

     The Company charges for its services on a retail and wholesale basis. Flights are charged by the hour with additional costs for medical and international fees. Cost per flight hour range from approximately $500 for piston aircraft to $1500 for jet aircraft. Generally, high volume users like air ambulance brokers and insurance companies receive up to a 20% discount. Catering, ground medical, and other services are added to the basic charges.

MEDICAL PERSONNEL AND QUALITY ASSURANCE

     The Company believes, based upon management's experience, that hiring and maintaining highly qualified personnel, including physicians and nurses is essential to its future success. Although the Company has not had a problem attracting such persons to date, the loss of these persons or the inability to attract and retain sufficient numbers of qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

     The medical care provided during transports is provided pursuant to established medical treatment protocols which were established based upon the professional advice and direction of the Company's medical directors. Proflight, Air Response and Air Response South each has its own medical director. Initially, the Company will retain the medical directors of each Company. However, these positions may be consolidated where legally and operationally practical. Any medical treatment beyond that contained in the treatment protocols requires an order from the patient's attending physician. Physician orders are submitted to the Company with all case documentation, prior to delivery of the patient to the Company for transport. Physician orders are then reviewed by the Company's medical director to insure proper handling of the patient. In some circumstances, the medical director may change the physician's orders if 'in flight' conditions warrant alterations.

DISPATCHING

     The Company intends to implement a centralized dispatching system for the air ambulance operations. The Company plans to purchase a dispatch program called 'Omnis 7' which is designed to schedule transports as well as keep track of those in progress. The program features a visual mapped display of the location of the aircraft which can help dispatchers select the aircraft in the best proximity for a future flight. In addition, the program has an extensive database with airport, hotel, and fueling information. An additional module can be added that allows the aircraft's maintenance and pilot data to be stored and analyzed. The cost of the entire Omnis 7 program is approximately $25,000. Computer hardware for the dispatch system will cost about $15,000. When implemented, this system will allow the Company to dispatch aircraft from the most advantageous of its locations and enhance the Company's ability to avoid one way trips with empty return flights. By ensuring that the Company's aircraft are efficiently used, the dispatching system is expected to reduce the Company's cost per transport.

     The Company plans to have a dispatch center staffed at least six full-time dispatch personnel that work in shifts to provide 24 hour a day coverage. They will be supported by sales personnel that price the trips to the customers.

MARKETING

     Presently, the Company relies on advertising in national telephone directories and direct mail to attract customers. The Company has enhanced its current marketing strategy through the hiring, under a six year employment contract, of Donald Jones, an air ambulance marketing specialist. Mr. Jones has an extensive customer list of hospitals, insurance companies, and other users of air medical transport. Mr. Jones will implement a sales strategy using the Company's existing sales and marketing staff.

     The Company believes, based upon management's experience, that the air ambulance transport market may be broken down into two distinct market segments, the 'directed' market and the 'independent' market. The directed market segment consists of accounts that send all or most of their ambulance service needs to a single designated service provider, whether by contract or practice. These accounts include insurance companies, HMOs, other managed care providers and hospitals. The Company intends to market this segment both through the use of personal contacts and media advertising, which will include direct mail, advertising in national telephone directories, advertising in trade publication, advertising on the internet and participation in trade shows.

     The independent market consists of transport requests originating from individual patients and referral sources such as individual physicians. The Company's marketing campaign addresses this segment of the market by local advertising in telephone directories, advertising on the internet, and direct mail campaigns.

BILLING AND COLLECTION

     Since the Company's air ambulance services are on a non-emergency basis, the Company is not required to transport patients without regard to a patient's insurance coverage or ability to pay. The Company ensures that a prospective patient is able to pay the Company's fees, either through appropriate insurance coverage or other resources and frequently is paid in advance for its services. Consequently, the Company's provisions for uncompensated care is generally lower than it would be if the Company provided emergency air ambulance transportation.


     On a consolidated basis for the year ended December 31, 1997, the Company derived approximately 9% of its net revenue directly from private insurers, including prepaid health plans and other non-government sources, 3% from governmental payors and 88% directly from patients and private sources.


INSURANCE

     The Company's air ambulance operations involve the risks of potential liability against the Company in the event of, among other things, accidents involving the Company's airplanes and medical malpractice. The Company maintains aircraft insurance with a maximum liability per occurrence of up to $20,000,000 along with hull coverage (similar to auto collision insurance) for the value of the aircraft. The annual premiums cost approximately $15,000 per aircraft and $7,000 per piston aircraft annually. In addition, the Company carries medical liability insurance in the amount of $1,000,000 for each claim and $3,000,000 in the aggregate for each incident with an annual premium of approximately $19,000. Although the Company currently maintains insurance coverage which it believes is adequate, there can be no assurance that the coverage limits of its insurance are adequate or that the Company will be able to continue to obtain such insurance in the future or that the Company will be able to continue to obtain such insurance rates which will not negatively impact the Company's earnings. The inability of the Company to maintain adequate liability insurance could have a material adverse effect on its business, financial condition or results of operations.

COMPETITION

     The air ambulance service industry is a highly competitive and highly fragmented industry. The Company competes with other fixed wing air ambulance companies which operate their own fleets of airplanes. The Company believes, based upon management's experience and the Wintergreen Research report, that each of these companies are small with a market share of less than 5%. The Company also competes with brokers who do not own their own fleets but act as middlemen who market air ambulance services by generally auctioning the service to the lowest bidder. The Company believes that brokers control a large percentage of the air medical transport business and keep prices in the industry very low. The Company's major competitors include Global Air Ambulance, (Clearwater, Florida), Advanced Air Ambulance, (Miami, Florida), Critical Air Care, (Atlanta, Georgia) and Aeronational Air Ambulance, (Pittsburgh, Pennsylvania). The Company believes, based upon management's experience, that air ambulance service providers compete primarily on the basis of quality of service, performance and prices. The Company provides one way pricing on most of its domestic flights. Patients are charged from point of pick up to final destination, allowing the Company in most cases to charge less than other operators that charge on a round trip basis. The Company's aircraft and crews very rarely stay in one location more than one night due to the Company's high volume of transport requests from all over the world. Having aircraft at several locations at any given time, gives the Company a competitive bidding edge.

     In addition to present competition, other companies with significantly greater economic resources than the Company including potential customers of the Company such as insurance companies, HMOs and health care facilities not currently providing air ambulance services, may enter the air ambulance service business. Entry into such business by such entities could adversely affect the business, financial condition or results of operations of the Company.

GOVERNMENT REGULATION

     The Company is subject to governmental regulation at the federal and state levels. At the federal level, the Company is subject to regulation by the Federal Aviation Administration ('FAA') and the Occupational Safety and Health Administration ('OSHA'). The FAA regulations are primarily related to flight safety issues, and govern flight operating procedures, aircraft and equipment standards, maintenance and inspections, flight crew standards, training and limitations, weather requirements and record keeping requirements. The OSHA regulations are primarily designed to protect the employees of the Company.

     Certain of the states in which the Company operates regulate various aspects of its business. The Company's business is subject to state requirements including, business licenses, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control and procedures.

     Since the Company was established, it has met all FAA regulations necessary to provide the services offered. The Company has also met all OSHA standards and state and federal licensing requirements for the medical and business services offered.

     Applicable federal and state laws and regulations are subject to change. Any changes could adversely affect the Company's operations as well as the air ambulance business in general. The Company believes, based upon management's experience, that it is in substantial compliance with all regulatory requirements applicable to its business. The failure to be in compliance with any applicable governmental regulations could adversely affect the business, financial condition or results of operations of the Company.

EMPLOYEES

     As of the date hereof, the Company employed 34 full-time employees and five part-time employees, of whom fourteen are employed as flight crew, eight are employed as medical personnel, six are employed as mechanics, three are employed as dispatchers, three are employed in sales and five are employed in general or administrative positions. The Company believes that the success of its business will depend, in part, on its ability to attract and retain highly qualified personnel. The Company's employees are not a party to any collective bargaining agreements. The Company believes that it has good relations with its employees.

LEGAL PROCEEDINGS

     In September of 1997, Mr. James Fuller filed a complaint against the Company claiming that he is entitled to an unspecified amount of compensation for the value of shares of the Company's Common Stock which he alleges he owns. No amount was stated in the suit. The Company maintains that Mr. Fuller never paid the agreed upon price for the shares and therefore never owned them. Moreover, Mr. Fuller signed the shares back to the Company in December 1994.

     The Company, through its counsel, intends to vigorously defend against the suit by Mr. Fuller. No assurance can be made that the Company will reach a satisfactory resolution of the suit. Failure to reach such a resolution could have a material adverse effect on the Company's financial condition or cash reserves.

PROPERTIES


     The Company's executive offices are located in approximately 9,364 square feet of office space at Arapahoe County Airport at 7211 South Peoria Street, Suite 200, Englewood, Colorado 80112. The lease is a seven year lease expiring in June 2004. The lease is at a rental of approximately $11,700 per month. Pursuant to an oral agreement the Company will continue to occupy a portion of hanger space at 7211 S Peoria Street, Englewood Co 80112 for aircraft maintenance at a monthly rental rate of approximately $3,000 per month.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:


NAME                                                       AGE                  POSITION
--------------------------------------------------------   ---    ------------------------------------
Kevin L. Burkhardt......................................   39     Chief Executive Officer, President,
                                                                  Director
Jane S. Burkhardt.......................................   40     Secretary
David H. Cohen..........................................   55     Chief Financial Officer, Treasurer
Donald Jones............................................   38     Vice President of Sales, Director
Charles W. Bartholomew..................................   62     Director
Steven B. Myers.........................................   38     Director
Arthur G. Rosenberg.....................................   59     Director
Louis R. Capece, Jr.....................................   50     Director
Stanley Abrams..........................................   58     Director


     The business experience of each of the directors and executive officers of the Company for at least the last five years is as follows:

     Kevin L. Burkhardt has served as Chief Executive Officer, President and a Director of Proflight since its inception in May 1992. From April 1991 to March 1992, Mr. Burkhardt was a learjet captain for HPH Aviation, a learjet charter corporation. From July 1990 to April 1991, Mr. Burkhardt was a learjet captain and corporate pilot for Great Plains Resources, a company engaged in the oil industry. From February 1989 to April 1990, Mr. Burkhardt was a learjet captain for PC Air, a learjet charter corporation. From January 1987 to February 1989, Mr. Burkhardt was a learjet captain for American Jet, an air ambulance corporation. Kevin L. Burkhardt and Jane S. Burkhardt are husband and wife.


     Jane S. Burkhardt has served as Secretary of Proflight since its inception in May 1992 and is responsible for establishing all medical policies and procedures, establishing required medical equipment, establishing risk management of medical operations and liaison between medical director and medical staff. From August 1991 to July 1994, Mrs. Burkhardt was a risk manager for Presbyterian/St. Lukes Medical Center. From December 1989 to July 1991, Mrs. Burkhardt was a part-time RN for Presbyterian/St. Luke's Medical Center. From June 1989 to July 1991, Mrs. Burkhardt was an associate attorney at Wood, Ris & Hames. Kevin L. Burkhardt and Jane S. Burkhardt are husband and wife.


     David Cohen has served as Chief Financial Officer and Treasurer of Proflight since August 1993. From January 1990 to June 1993, Mr. Cohen was the chief financial officer of Air Resources Corp., a manufacturer of adhesives. From January 1982 to January 1990, Mr. Cohen was the chief executive officer of Aim Aircraft, Inc., an aircraft sales corporation and from 1979 to 1982, Mr. Cohen was the sales manager for Aim Aircraft. From 1975 to 1978, Mr. Cohen was the president of Basin Aviation, an aircraft sales, charter and flight training corporation. Mr. Cohen is the author of a book entitled FBO (fixed based operations) Management as well as the author of an aircraft brokering manual.

     Donald Jones will, upon consummation of the Offering, serve as the Company's Vice President of Sales and a Director. From August 1992 to the present, Mr. Jones has been the director of sales and marketing and the flight coordinator for Air Response and Air Response South. From August 1984 to August 1992, Mr. Jones held various positions at Air Ambulance Network, an air ambulance brokerage company, including director of sales and flight coordination and director of marketing.

     Charles W. Bartholomew has served as a Director of Proflight since November 1993. From September 1988 to September 1994, Mr. Bartholomew was the program manager for CTA Incorporated, a company which was an aerospace and information systems contractor to the United States government. Mr. Bartholomew was responsible for several information system engineering contracts with the United States Air Force and directed approximately 30 engineering professionals in such capacity.

     Steven B. Myers has served as a Director of the Company since February 1996. From 1993 to March 1998, Mr. Myers has been the Company's director of marketing and contracting. From 1980 to 1993, Mr. Myers was engaged in real estate investing and property management.


     Arthur G. Rosenberg has served as a Director of Proflight since January 1997. Since 1986, Mr. Rosenberg has served as vice president of acquisitions for The Associated Companies, a real estate development company. Mr. Rosenberg is a practicing attorney admitted to the New York State Bar in 1962. For five years, Mr. Rosenberg was general counsel to ITT Levitt & Sons, Inc., an international home builder. Mr. Rosenberg is also a director of Mike's Original, Inc., EcoTyre Technologies, Inc., Wall Street Records, Inc. and Phar-Mor, Inc. which are publicly traded companies.


     Louis R. Capece, Jr. will, upon consummation of the Offering, become a Director of the Company and a consultant. Since 1986 and 1993, Mr. Capece has served as president of Air Response and Air Response South, respectively.


     Stanley Abrams has served as a Director of the Company since January 1998. Since June 1987, Mr. Abrams has served as President and Director of Waste Conversion Systems, Inc. Since November 1995, he has served as CEO, President and Director and of Ripe Touch Greenhouses, Inc. Mr. Abrams is currently on the board of directors of Waste Conversion Systems, Inc.


     Messrs. Jones and Capece will become directors of the Company only upon consummation of the Offering and the Closing of the Acquisitions, which are expected to occur simultaneously. All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. All of the executive officers of the Company have employment agreements with the Company. See ' -- Employment Agreements.'


EXECUTIVE COMPENSATION


     The Company did not pay any compensation exceeding $100,000 to its executive officers for the year ended December 31, 1997. Kevin L. Burkhardt, the Company's President and Chief Executive Officer received approximately $87,000 during this period. See ' -- Employment Agreements.'


EMPLOYMENT AGREEMENTS


     In March 1997, the Company entered into an amended employment agreement with Donald Jones to serve as the Company's Vice President of Sales. The employment agreement is for a six-year term commencing upon consummation of the Offering and is subject to successive automatic renewal periods of one year unless earlier terminated. Mr. Jones is to receive a 5% increase in his base salary in years four, five and six. Pursuant to the terms of this employment agreement, Mr. Jones is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Jones will receive a base salary of $150,000 per annum. In addition, Mr. Jones will receive a stock bonus in the total amount of 76,924 shares of Common Stock issuable on the Closing Date.The Company has agreed to pay Mr. Jones a relocation bonus of $100,000 and reasonable relocation expenses. Mr. Jones will also have the right to participate in all benefit plans afforded to other comparable officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance. Mr. Jones's employment agreement contains certain confidentiality and non-competition provisions. Either the Company or Mr. Jones may cancel the agreement for any reason after six years upon 60 days prior notice.



     On March 31, 1997, the Company entered into an employment agreement with Kevin L. Burkhardt, the Company's President and Chief Executive Officer for a term of five years with successive automatic renewal periods of one year with a base salary of $90,000 for the first year and 10% increases in each of the following years. Mr. Burkhardt will receive a $25,000 one time bonus if he consummates another acquisition. Pursuant to the terms of this employment agreement, Mr. Burkhardt is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.


     On March 31, 1997, the Company entered into an employment agreement with David Cohen, the Company's Chief Financial Officer and Treasurer, for a term of three years with successive automatic renewal periods of one year with a base salary of $70,000. Pursuant to the terms of this employment agreement, Mr. Cohen is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Cohen will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.


     On March 31, 1997, the Company entered into an employment agreement with Jane S. Burkhardt, the Company's Secretary, for a term of three years with successive automatic renewal periods of one year with a base salary of $36,000. Pursuant to the terms of this employment agreement, Mrs. Burkhardt is required to devote 20 hours per week to fulfill her duties and responsibilities to the Company. Mrs. Burkhardt will also have the right to participate in all benefit plans afforded to all executive officers during the term of the agreement, including, executive incentive plan, stock option plan, monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance.




CONSULTING AGREEMENTS


     In March, 1998, the Company entered into a two year consulting agreement with Louis R. Capece, Jr. Under the terms of the agreement, Mr. Capece has agreed to devote a minimum of 100 hours per month to the Company. Mr. Capece will be paid an aggregate of $100,000 per year. The Company or Mr. Capece may cancel the consulting agreement for any reason after two years upon 60 days prior notice. Continuation of this Consulting Agreement is contingent upon consummation of the Offering and the Acquisitions.


STOCK OPTION PLAN

     The Board of Directors plans to submit to the shareholders a stock option plan (the 'Option Plan'). The Option Plan provides for the grant of incentive stock options ('ISOs'), intended to qualify for preferential tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to enable the Company to attract and retain exemplary directors, employees, agents and consultants. No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of grant.

     The Option Plan provides that a maximum of 350,000 shares of Common Stock may be issued upon the exercise of options granted under the Option Plan. If an option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants. No shares of Common Stock underlying any stock options issued under the Plan may be registered on Form S-8 or any successor form for two years after the date hereof.

     The Option Plan will be administered by the Board of Directors of the Company which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NSOs, or a combination thereof, and the number of shares of Common Stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its powers, duties and responsibilities under the Option Plan to a committee consisting of two or more directors who are 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS

     The Colorado Corporation Code, as revised, in general, allows corporations to indemnify their directors and officers against reasonable expenses incurred in connection with a proceeding if the director and/or officer acted in good faith and in a manner the person believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Under current law, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or if the director or officer derived an improper personal benefit.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.

     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his or her performance of his or her duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Each Indemnification Agreement also will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of
(i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.

     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.

     It is the position of the Commission that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of the date of this Prospectus, and as adjusted to reflect the sale by the Company of the Securities offered hereby, by
(i) each person who is known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each of the Company's named executive officers, and (iv) all directors and executive officers of the Company as a group. The information presented assumes no exercise of the Warrants offered hereby.


                                                                 NUMBER OF SHARES           PERCENT OF CLASS (1)
                                                                BENEFICIALLY OWNED    ---------------------------------
BENEFICIAL OWNER                                                PRIOR TO OFFERING     BEFORE OFFERING    AFTER OFFERING
-------------------------------------------------------------   ------------------    ---------------    --------------
Kevin L. Burkhardt and Jane S. Burkhardt(2)..................          404,360              22.2%             14.0%
David Cohen(3)...............................................            --                  --                 *
Charles W. Bartholomew(4)....................................          214,409              12.3%              8.4%
Steven B. Myers(5)...........................................          277,621              14.0%              9.6%
Arthur G. Rosenberg(6).......................................           16,675                *                  *
Louis R. Capece, Jr.(8)......................................            --                  --                --
Donald Jones(9)..............................................           76,924               --                 *
Stanley Abrams(10)...........................................            --                  --                --
Srotnac Group, LLC(7)........................................          733,825              41.1%             25.4%
All executive officers and directors as a group (7
  persons)...................................................          940,072              52.7%             32.6%


------------

* Less than 1%.


 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. The number of shares of Common Stock outstanding prior to the Offering is 2,034,350. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.



 (2) Includes 112,275 shares of Common Stock and options to purchase 292,085 shares of Common Stock at an exercise price of $6.50 per share. Mr. and Mrs. Burkhardt's business address is 7211 S. Peoria St., Englewood, Colorado 80112. Mr. and Mrs. Burkhardt are husband and wife and own their shares as joint tenants.



 (3) Excludes 6,670 shares of Common Stock Mr. Cohen will be issued as a bonus at the completion of the Offering. Mr. Cohen's business address is 7211 S. Peoria St., Englewood, Colorado 80112.



 (4) Includes 67,030 shares of Common Stock and options to purchase 174,379 shares of Common Stock at an exercise price of $6.50 per share. Mr. Bartholomew's home address is 2150 Oak Hills Drive, Colorado Springs, CO 80919.



 (5) Includes 77,085 shares of Common Stock and options to purchase 200,536 shares of Common Stock at an exercise price of $6.50 per share. Mr. Myers's home address is 5769 S. Andes Street, Aurora, CO 80033.



 (6) Includes options to purchase 16,675 shares of Common Stock exercisable at $1.66 per share. Mr. Rosenberg's business address is 7979 Old Georgetown Road, Suite 800, Bethesda, Maryland 20814.


 (7) Srotnac Group, LLC's mailing address is P.O. Box 473, Babylon, NY 11702.


 (8) Excludes 496,154 shares of Common Stock which will be issued to Mr. Capece in connection with the acquisition of Air Response two years from the closing of the Offering. Mr. Capece's address is 10845 Bayshore Drive, Windermere, Florida 34786. See 'Certain Transactions -- Acquisition of Air Response and Air Response South.'



 (9) Includes 76,924 shares of Common Stock to be issued to Mr. Jones at the closing of the Offfering as part of his employment agreement. Mr. Jones's address is 5776 S. Fulton Way, Englewood, CO 80111.



(10) Mr. Abrams address is 4871 N Mesa Dr. Caslerock, CO 80104.

                              CERTAIN TRANSACTIONS

ACQUISITION OF AIR RESPONSE AND AIR RESPONSE SOUTH


     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997 and in January 1998, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 496,154 shares of Common Stock of the Company, valued at $6.50 per share, to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has a put option to sell to the Company such number of shares of Common Stock at the then current market value, in an amount equal to 20% of the net proceeds of such second offering, such amounts not to exceed $1,000,000. Under the terms of such put option, the Company is obligated to purchase the shares offered. Simultaneously, the Company entered into an Amended Stock Purchase and Sale agreement with Air Response South and Louis R. Capece, Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $800,000 which is payable upon closing of the Offering.


     The Acquisitions will close simultaneously with the closing of the Offering. The Company entered into a consulting agreement with Louis R. Capece, Jr. which agreement is effective as of the closing of the Offering. In connection with the Acquisitions, Mr. Capece covenanted that he will not, for a period of five years from closing, compete with the Company. Mr. Capece has the right to nominate two members to the Company's Board of Directors. Mr. Capece has nominated himself and Donald Jones as nominees to the Board of Directors. See 'Management.'


     On January 23, 1998, the Company sold its 1978 Learjet 35A, N18FN for $2.2 million to Air Response, Inc. The Company used the proceeds to pay off the notes payable related to the aircraft and other current obligations including the maintenance service plan on this aircraft's engines and settlement of the Susan Fuller lawsuit.


LOAN TO AIR RESPONSE


     In October 1996, the Company loaned $200,000 to Air Response. The note bore interest at the rate of 10% per annum and was payable in two installments of $100,000 plus accrued interest thereon on May 14, 1998 and May 14, 2000. As per an agreement made in March of 1998, all principal and interest on the loan have been waived.


TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In October 1993, Charles W. Bartholomew, a Director of the Company, entered into a stock purchase agreement pursuant to which he purchased 18% of the then outstanding shares of Common Stock of the Company for $75,000 and loaned an additional $75,000 to the Company. Interest for the first 24 months of the loan was in the form of an additional 2% ownership interest in the Company (constituting a rate of approximately 8%). Thereafter, interest on the loan was at the rate of 10% per annum due December 1997.


     As of December 31, 1997, Air Response and Air Response South have a receivable due from its sole shareholder, Louis R. Capece, Jr., in the amount of approximately $475,000. This amount will be offset from the shares to be issued to Mr. Capece. Mr. Capece, upon consummation of the Offering, will be a director of the Company.



     In January 1996, Steven B. Myers, a Director of the Company, purchased 231,214 (before the .667 for 1 reverse stock split in 1998) shares of Common Stock from the Company for $100,000 or $.43 per share.



     In March 1997, Donald Jones entered into a six year employment agreement with the Company to serve as the Company's Vice President of Sales upon consummation of the Offering. The Employment Agreement also includes the issuance of 76,924 shares of Common Stock at the completion of the Offering. See 'Management -- Employment Agreements.'

     In April 1997, Kevin L. Burkhardt, the Company's Chief Executive Officer, President and a Director entered into a five-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In April 1997, Jane S. Burkhardt, the Company's Secretary, entered into a three-year employment agreement with the Company. See 'Management -- Employment Agreement.'

     In April 1997, David Cohen, the Company's Chief Financial Officer and Treasurer, entered into a three-year employment agreement with the Company. See 'Management -- Employment Agreement.'


     In May 1997, Kevin L. Burkhardt and Jane S. Burkhardt agreed to return 146,042 shares of Common Stock to the Company solely in exchange for options to purchase 292,085 shares of Common Stock at an exercise price of $6.50 per share. The options are five-year options exercisable upon closing of the Offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering and required these shares to be returned to treasury and the Company in consideration for returning these shares issued the individuals options.



     In May 1997, Charles W. Bartholomew agreed to return 87,170 shares of Common Stock to the Company solely in exchange for options to purchase 174,379 shares of Common Stock at an exercise price of $6.50 per share. The options are five-year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares to be retired and the Company, in consideration for returning these shares, issued the individuals options.



     In May of 1997, Steven B. Myers agreed to return 100,268 shares of Common Stock to the Company solely in exchange for options to purchase 200,536 shares of Common Stock at an exercise price of $6.50 per share. The options are five-year options exercisable upon closing of the Offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares to be returned to treasury and the Company, in consideration for returning these shares, issued the individuals options.



     In October of 1997, David H. Cohen, the Company's CFO, was offered 6,670 shares of Common Stock as a bonus to be issued upon completion of the public offering. The Company has agreed to pay for any additional tax liability the stock bonus adds to his income.


TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS


     In January 1996, the Company issued Steven A. Cantor, 983,825 shares of Common Stock for business and financial services valued at $50,000. This represented 67% of the then issued and outstanding shares of Common Stock. The value of these shares were appraised by Zweifler Financial Research at $.03 per share. Mr. Cantor has provided investment banking services to the Company. Mr. Cantor transferred all of his shares to Srotnac Group, LLC, a limited liability company which is 98% owned by Mr. Cantor.



     In October 1996, the Company completed a bridge financing pursuant to which it sold 70 units ('Units') each Unit consisting of a $5,000 principal amount promissory note bearing interest at a rate of 10% and 6,670 shares of the Company's Common Stock or an aggregate of $350,000 promissory notes and 466,900 shares of Common Stock. In January 1997, the Company sold an additional 30 units, or an aggregate of 200,100 additional shares of Common Stock and $150,000, promissory notes.



     In April 1998, as a condition of the Underwriter underwriting this Offering, Srotnac Group LLC agreed to return 250,000 shares to the Company for cancellation.



     As a condition of the Underwriter underwriting this Offering, the Underwriter required that the bridge lenders forgive the entire $500,000 principal amount of the promissory notes (and all interest due thereunder) sold in October 1996 or January 1997 in order to reduce the Company's indebtedness and that the funds loaned to the Company be allocated to the purchase price of the shares of Common Stock. In May 1997, the bridge lenders in the October 1996 and January 1997 private placements released and discharged the Company from any and all obligations arising out of promissory notes aggregating $500,000 and agreed to cancel such notes.

     Air Response purchases both fuel and oil from Response Aviation, Inc. ('Aviation'), a company wholly-owned by the Companies' shareholder. The total amount of purchases for the years ended December 31, 1997 and 1996 approximated $88,000 and $172,000, respectively. Due to the common ownership between Air Response and Response Aviation, the prices for fuel and oil charged by Response Aviation to Air Response may not be indicative of the prices that Response may be able to obtain if common ownership did not exist. In June of 1997 Response Aviation was sold.


                           DESCRIPTION OF SECURITIES

GENERAL


     The Company amended its articles of incorporation in February 1997, which increased the authorized capital stock of the Company to 20,500,000 shares, of which 20,000,000 shares are Common Stock, par value $.001 per share, and 500,000 shares are Preferred Stock, par value $1.00 per share.


COMMON STOCK


     As of the date of this Prospectus, there are 1,784,350 shares of Common Stock outstanding and 32 record stockholders. Upon consummation of the Offering, 2,887,144 shares of Common Stock will be issued and outstanding, excluding (i) 350,000 shares of Common Stock reserved for issuance under the Company's stock option plan (ii) 496,154 shares of Common Stock which will be issued to Louis R. Capece, Jr., in connection with the acquisition of Air Responses, two years from the closing of the Offering; (iii) 1,019,200 shares reserved for issuance upon exercise of the Warrants offered hereby; (iv) 700,350 shares reserved for issuance upon exercise of other outstanding options and warrants; (v) 203,840 shares of Common Stock issuable upon exercise of the Underwriter's Option, including shares issuable upon the exercise of the Underwriter's Warrants underlying the Underwriter's Option.


     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Common Stock do not have any cumulative voting rights for the election of directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors from time to time out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to its shareholders after payment or provision for payment of debts and other liabilities of the Company and the liquidation preferences of any then outstanding shares of Preferred Stock. The shares of Common Stock are neither redeemable nor convertible, except for the put which will be issued to Mr. Capece and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. See 'Certain Transactions -- Acquisition of Air Response and Air Response South.'

PREFERRED STOCK

     As of the date of this Prospectus, no shares of Preferred Stock are outstanding. The Board of Directors has the authority to issue Preferred Stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any series of Preferred Stock and to fix the number of shares constituting any series and the designation of such series without any further vote or action by the shareholders of the Company. Any Preferred Stock designated by the Board may have voting, conversion, liquidation preference, redemption, dividend and other rights which are superior to the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Company's Common Stock and may adversely affect the market price of and the voting and other rights of the Common Stock.

OPTIONS AND WARRANTS

     As of the date hereof, other than as described in the Registration Statement, there are no outstanding options or warrants to purchase, or securities convertible into, Common Stock of the Company.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     The Warrants will be issued pursuant to a warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter and American Securities Transfer & Trust, Inc., the warrant agent, and will be evidenced by warrant certificates in registered form.


     Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.00 per share, subject to adjustment, for three years commencing twenty-four (24) months from the date of this Prospectus, provided that with the express prior written consent of the Underwriter, the Warrants may be exercised twelve (12) months from the date hereof.


     The exercise price of the Warrants and the number and the shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including stock splits, stock dividends, subdivisions, combinations, reclassification or issuances of stock at a price lower than the current market price. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable the holders of the Warrants to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrants.

     The Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise or extend the expiration date of the Warrants.

     Warrants may be exercised upon surrender of the Warrant certificate evidencing those Warrants on or prior to the expiration date (or earlier redemption date) of the Warrants to the Warrant Agent, with the form of 'Election to Purchase' on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (in United States funds, by cash or certified bank check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

     No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercised all Warrants then owned of record by him, the Company will pay to that holder in lieu of the issuance of any fractional share which would otherwise be issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercised date.

     No Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a current prospectus covering the issuance of shares of Common Stock issuable upon exercise of the Warrants and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.


     The Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Warrant, commencing twenty-four (24) months the closing date (except the Warrants may be redeemed commencing twelve (12) months following the closing date with the Underwriter's express written consent), and prior to their expiration, provided that (i) prior written notice of not less than 30 days is given to the Warrantholders and (ii) the closing bid price (as defined) of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $12.75 per share. The Warrantholders shall have exercise rights until the close of business, the day preceding the date fixed for redemption.

REGISTRATION RIGHTS


     In connection with the acquisition of Air Response, the Company has granted Louis R. Capece, Jr., upon the issuance of 496,154 shares of Common Stock two years from the closing of the Offering, certain 'piggyback' registration rights (other than a Registration Statement on Form S-4 or Form S-8 or successor form thereto). These registration rights are not limited to a term and are subject to approval of any underwriter for the Company. See 'Certain Transactions.'



     Upon the consummation of the Offering, the Company will sell to the Underwriter an Option to purchase 101,920 shares of Common Stock, and 101,920 Warrants, which may be exercised for an additional 101,920 shares of Common Stock for $10. The Underwriter's Option will be exercisable for a period of four years commencing one year from the date of this Prospectus. In addition, holders of the Underwriter's Option will have certain demand or piggy-back registration rights during the period the Underwriter's Option is exercisable with respect to the Underwriter's Option and the underlying shares of Common Stock. See 'Underwriting.'


TRANSFER AGENT

     American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Denver, CO 80202-1817, will serve as the Company's transfer agent for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of the Offering, the Company will have outstanding an aggregate of 2,887,144 shares of Common Stock of which 1,867,944 are 'restricted securities' under Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act') (exclusive of (i) the 350,000 shares of Common Stock reserved for issuance under the Option Plan; (ii) 496,154 shares of Common Stock which will be issued to Louis R. Capece, Jr. in connection with the acquisition of Air Response, two years from the closing of the Offering; (iii) 1,019,200 shares reserved for issuance upon exercise of the Warrants offered hereby; (iv) 700,350 shares reserved for issuance upon exercise of other outstanding options and warrants; and (v) 101,920 shares of Common Stock issuable upon exercise of the Underwriter's Warrants. All of the 1,019,200 shares of Common Stock sold in the Offering will be freely tradeable without restriction under the Securities Act except for any shares purchased by 'affiliates' of the Company (as that term is defined in the rules and regulations under the Securities Act).



     In the future, these restricted shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including the exemption provided by Rule 144. The Securities and Exchange Commission ('Commission') has amended Rule 144, effective April 29, 1997, reducing the holding period before shares subject to Rule 144 become eligible for sale in the public market. Under the revised Rule 144, a person who has owned Common Stock for one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the prevailing market price of the Common Stock. In addition, the sale of substantial amounts of Common Stock acquired through the exercise of the (i) options granted, or
(ii) Underwriter's Option could adversely affect prevailing market prices for the Common Stock. Except as otherwise described herein, the Company and its officers, directors and shareholders have agreed with the Underwriter not to, directly or indirectly, register, issue, offer, sell, offer to sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock, (or any securities convertible into or exercisable or exchangeable for shares of Common Stock), for a period of two years from the date of this Prospectus, except that such shares may be sold with the prior written consent of the Underwriter after one year. The Underwriter's consent may be based on several factors, including, but not limited to the financial performance of the Company and market conditions, including price and trading volume of the Company's Common Stock.

                                  UNDERWRITING


     First Liberty Investment Group, Inc. (the 'Underwriter') has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Company has agreed to sell on a firm commitment basis 1,019,200 shares of Common Stock and 1,019,200 Warrants offered hereby, not including the Over-Allotment Option. The Underwriter is committed to purchase all Securities offered hereby, if any, such as purchases subject to certain conditions, which may be waived by the Underwriter in its sole discretion, specified in the Underwriting Agreement.


     The Underwriter has advised the Company that it proposes to offer the Securities to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. ('NASD') concessions not
in excess of $      per share of Common Stock and $      per Warrant.

     The Company has agreed to pay to the Underwriter a non-accountable, non-refundable expense allowance of 3% of the gross proceeds of this Offering. The Company has also agreed to pay all expenses in connection with qualifying the Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.


     The Company has agreed to sell to the Underwriter for $10, upon consummation of this Offering, the Underwriter's Option exercisable to purchase up to 101,920 shares of Common Stock and up to 101,920 Warrants to purchase Common Stock. The Underwriter's Option may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers or partners of the Underwriter and members of the selling group, and is exercisable during the four-year period commencing one year from the Effective Date (the 'Option Exercise Term'). During the Option Exercise Term, the holders of the Underwriter's Option are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Option is exercised, in whole or in part, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Option can be expected to exercise at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Option. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the securities underlying the Underwriter's Option to register the Underwriter's Option and the underlying securities under the Securities Act on two occasions (one at the Company's expense and one at the holder's expense) during the Option Exercise Term and to include such Underwriter's Option and the underlying securities in any appropriate registration statement which is filed by the Company during the five years following the date of this Prospectus.



     The Company has granted to the Underwriter the Over-Allotment Option, exercisable during the 45 calendar day period after the Closing Date, to purchase from the Company at the initial public offering price less underwriting discounts, up to an additional 152,880 shares of Common Stock and 152,880 Warrants, exercisable for up to an additional 152,880 shares of Common Stock, on the same terms as the Securities offered hereby, solely to cover over-allotments, if any. In addition, the Underwriter may short sell Securities in its syndicate account in excess of the Securities offered hereby and included in its over-allotment option and cover such short sales by purchases of Securities in the open market or otherwise.


     The Underwriter has informed the Company that it does not expect sales to be made to discretionary accounts in excess of one percent (1%) of the Securities offered hereby.


     In the event the Underwriter exercises its registration rights to effect the distribution of the securities underlying the Underwriter's Option, the Underwriter and any holder of such securities who is a market maker in the Company's securities, prior to such distribution, will be unable to make a market in the Company's securities for up to a period of nine days prior to the commencement of such distribution and until such distribution is completed. If the Underwriter ceases making a market, the market and market prices for the Securities may be adversely affected, and the holders thereof may be unable to sell such securities.


     The Company has agreed to engage and pay for, on the Underwriter's behalf, a consultant selected by the Underwriter and approved by the Company who is an expert in the industry in which the

Company does business to analyze the Company's prospects and respond to the Underwriter's questions and concerns regarding the offering of Securities hereby. The aggregate expenses of such consultant shall not exceed $10,000.

     Additionally, the Underwriter has been engaged by the Company as its warrant solicitation agent and pursuant thereto may participate in the solicitation of the exercise of the Warrants. Upon the exercise of the Warrants, the Company will pay the Underwriter a commission of 5% of the aggregate exercise price of the Warrants exercised. In accordance with the NASD Notice to Members 92-98, no fee shall be paid: (i) upon the exercise of warrants where the market price of the underlying Common Stock is lower than the exercise price;
(ii) upon the exercise of any Warrants not solicited by the Underwriter, (iii) for the exercise of Warrants held in any discretionary account; or (iv) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents have not been provided to customers both as part of the original offering and at the time of exercise. Further, the exercise of any Warrant shall be presumed unsolicited unless the holder of such Warrant states in writing that the transaction was solicited by the Underwriter. Notwithstanding the foregoing, no fees will be paid to the Underwriter or any other NASD members upon exercise of the Warrants within the first twelve months from the Effective Date.

     In connection with the solicitation of Warrant exercises, unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriter and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Securities for the period commencing either two or nine business days (depending on the market price of the Company's shares of Common Stock) prior to any solicitation activity with respect to the exercise of Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any rights which the Underwriter or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter or other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods in which the Warrants are exercisable.


     In addition, the Company has agreed to enter into a financial consulting agreement with the Underwriter, who will act as a financial consultant for the Company for a period of two years, commencing upon the consummation of this Offering, for an aggregate fee of $120,000, all of which is payable in full at the Closing.


     Except as otherwise described herein, the Company has agreed not to issue any equity and/or other securities for a period of two (2) years from the date hereof without the express prior written consent of the Underwriter.


     All of the Company's officers, directors and shareholders have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock without the prior consent of the Underwriter for a period of two (2) years from the date hereof, except that after one year, such shares may be resold only with the Underwriter's express prior written consent.


     Although the Underwriting Agreement will provide that the Underwriter may designate for election one person to the Company's Board of Directors, the Underwriter has advised the Company that it has not selected such individual and has no immediate plans to do so. If the Underwriter elects not to assert such right, then it may designate one person to attend all Board of Directors meetings as an observer. In the event that such an individual is designated, such individual shall receive reimbursement of expenses for attending the meetings of the Board of Directors.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

     The foregoing is a summary of the principal terms of the Underwriting Agreement, the Underwriter's Warrant and the Financial Advisory and Investment Banking Agreement. Reference is made to the copies of the Underwriting Agreement, the Underwriter's Warrants and the Financial Advisory and Investment Banking Agreement which will be filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The Underwriter was incorporated on August 11, 1958, and first registered as a broker-dealer on October 3, 1958. Prior to this Offering, although the Underwriter has participated as a selling group member in two underwritings, it has not participated as a sole or co-manager in any public offerings. Prospective purchasers of the Common Stock and Warrants offered hereby should consider the Underwriter's lack of experience in being a manager of an underwritten public offering.

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Accordingly, the Offering and exercise price of such Securities being offered hereby was determined, in large part, by negotiations between the Company and the Underwriters on an arbitrary basis and bear no direct relationship to the assets, earnings, book value, results of operations or other recognized criterion of value. Factors considered in determining such prices, in addition to prevailing market conditions, include the history of and the business prospects of the Company, as well as such other factors as were deemed relevant, including an evaluation of management and the general economic climate. The prices should in no event, however, be regarded as an indication of any future market price of the Common Stock or the Warrants.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Bondy & Schloss LLP, New York, NY. Gerald A. Adler, a partner of Bondy & Schloss LLP indirectly owns an aggregate of 2,500 shares of Common Stock of the Company. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Gusrae, Kaplan & Bruno, New York, NY.

                                    EXPERTS


     The audited balance sheets of Proflight Medical Response, Inc. as of December 31, 1997 and 1996, the audited statements of operations, cash flows and stockholders' equity (deficit) for the years ended December 31, 1997 and 1996 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Grant Thornton LLP, independent certified public accountants, whose report thereon has been modified to include an explanatory paragraph which refers to various matters which raise substantial doubt about Proflight's ability to continue as a going concern, and upon the authority of said firm as experts in accounting and auditing. The audited combined balance sheet of Air Response and Air Response South as of December 31, 1997, the audited combined statements of operations and retained earnings and cash flows, for the years ended December 31, 1997 and 1996 have been included herein and in the Registration Statement in reliance upon the report appearing elsewhere herein of Staff Ciampino & Company, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the 'Registration Statement') under the Securities Act with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference hereby is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement. The Registration Statement filed by the Company may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the Commission's regional offices at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, upon payment of certain fees prescribed by the Commission. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                        PROFLIGHT MEDICAL RESPONSE, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                          PAGE NO.
                                                                                                          --------

PROFLIGHT MEDICAL RESPONSE, INC.
     Report of Independent Certified Public Accountants................................................        F-2
     Balance Sheet as at December 31, 1997 and 1996....................................................        F-3
     Statements of Operations For the Years Ended December 31, 1997 and 1996...........................        F-4
     Statements of Stockholders' Deficit For the Years Ended December 31, 1997 and 1996................        F-5
     Statements of Cash Flows For the Years Ended December 31, 1997 and 1996...........................        F-6
     Notes to Financial Statements.....................................................................        F-7
AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
     Independent Auditors' Report -- Staff Ciampino & Company, P.C.....................................       F-17
     Combined Balance Sheet as at December 31, 1997....................................................       F-18
     Combined Statements of Operations and Retained Earnings For the Years Ended December, 1997 and
      1996.............................................................................................       F-19
     Combined Statements of Cash Flows For the Years Ended September 30, 1997 and 1996.................       F-20
     Notes to Financial Statements.....................................................................       F-21
PROFLIGHT MEDICAL RESPONSE, INC. PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
     Pro Forma Statement of Operations For the Year Ended December 31, 1997 (Unaudited)................       F-27
     Pro Forma Statement of Operations For the 12 months ended December 31, 1997 (Unaudited)...........       F-29

                             REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
  and Stockholders
PROFLIGHT MEDICAL RESPONSE, INC.



     We have audited the accompanying balance sheets of Proflight Medical Response, Inc. (a Colorado corporation) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proflight Medical Response, Inc. as of December 31, 1997 and 1996, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note B to the financial statements, the Company's total liabilities exceed total assets as of December 31, 1997. This factor and others discussed in note B raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



GRANT THORNTON LLP



Denver, Colorado
February 20, 1998
(except for Note A, Item (6) as to which the date is April 16, 1998, Note C, Note J,
Item 4 and 5 as to which the date is March 10, 1998, and Note J, Item 6 as to which the date is April 20, 1998

                        PROFLIGHT MEDICAL RESPONSE, INC.
                                 BALANCE SHEETS



                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1997          1996
                                                                                         ----------    ----------
                                        ASSETS
Current Assets
     Accounts receivable, trade
          Air Response, Inc...........................................................   $  224,094    $  131,887
          Other.......................................................................      416,420       374,206
                                                                                         ----------    ----------
                                                                                            640,514       506,093
          Less allowance for doubtful accounts........................................      100,000        40,000
                                                                                         ----------    ----------
                                                                                            540,514       466,093
     Other current assets.............................................................       21,200         8,705
                                                                                         ----------    ----------
               Total current assets...................................................      561,714       474,798
Property and Equipment -- At Cost
     Aircraft.........................................................................    3,118,526     4,281,883
     Furniture and fixtures...........................................................       54,050        22,997
     Medical equipment................................................................      164,787       160,262
                                                                                         ----------    ----------
                                                                                          3,337,363     4,465,142
          Less accumulated depreciation and amortization..............................     (714,343)     (337,013)
                                                                                         ----------    ----------
                                                                                          2,623,020     4,128,129
Other Assets
     Note receivable, including interest -- Air Response, Inc.........................      222,500       200,000
     Deferred loan costs, less accumulated amortization of $16,250 in 1996............       --            93,750
     Deferred offering costs..........................................................       64,350        10,000
     Cost of intangible business asset, less accumulated amortization of $4,000 in
      1996............................................................................       --            26,000
     Prepaid engine maintenance reserve...............................................      250,586        42,489
                                                                                         ----------    ----------
                                                                                            537,436       372,239
                                                                                         ----------    ----------
               Total assets...........................................................   $3,722,170    $4,975,166
                                                                                         ----------    ----------
                                                                                         ----------    ----------
                                     LIABILITIES
Current Liabilities
     Current portion of notes payable
          Shareholders/directors......................................................   $  719,669    $  513,694
          Other.......................................................................    1,836,165       428,253
     Bank overdraft...................................................................          187        19,910
     Accounts payable -- trade
          Air Response, Inc...........................................................      151,767        19,535
          Other.......................................................................    1,008,092       476,256
     Accrued liabilities..............................................................       71,874        97,461
                                                                                         ----------    ----------
               Total current liabilities..............................................    3,787,754     1,555,109
Notes payable, less current portion
     Shareholders/directors...........................................................       --           154,000
     Other............................................................................      687,754     3,809,935
                                                                                         ----------    ----------
                                                                                            687,754     3,963,935
                                                                                         ----------    ----------
               Total liabilities......................................................    4,475,508     5,519,044
Commitments and Contingencies.........................................................       --            --
Stockholders' Deficit
     Common stock -- authorized 20,000,000 shares of $.001 par value; issued and
      outstanding, 2,034,350 and 2,151,075 for 1997 and 1996, respectively............        2,034         2,151
     Paid-in capital (deficit)........................................................       31,343      (435,024)
     Preferred stock -- authorized 500,000 shares of $1 par value; no shares issued or
      outstanding.....................................................................       --            --
                                                                                         ----------    ----------
                                                                                             33,377      (432,873)
     Accumulated deficit..............................................................     (786,715)     (111,005)
                                                                                         ----------    ----------
          Total stockholders' deficit.................................................     (753,338)     (543,878)
                                                                                         ----------    ----------
               Total liabilities and stockholders' deficit............................   $3,722,170    $4,975,166
                                                                                         ----------    ----------
                                                                                         ----------    ----------



        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            STATEMENTS OF OPERATIONS



                                                                                         YEARS ENDED DECEMBER 31,
                                                                                         ------------------------
                                                                                            1997          1996
                                                                                         ----------    ----------

Operating revenue
     Air ambulance....................................................................   $4,218,182    $3,090,527
     Medical..........................................................................      583,226       607,490
     Passenger........................................................................      125,409       175,068
     Maintenance......................................................................       79,803        33,126
     Gain on sale of aircraft.........................................................      638,179        --
                                                                                         ----------    ----------
          Total operating revenue.....................................................    5,644,799     3,906,211

Operating expenses
     Flying operations................................................................    3,312,564     2,631,332
     Maintenance......................................................................      652,267       591,207
     Promotion and sales..............................................................       69,985        34,584
     General and administrative.......................................................    1,406,483       650,036
     Depreciation and amortization....................................................      488,867       377,930
                                                                                         ----------    ----------
          Total operating expenses....................................................    5,930,166     4,285,089
                                                                                         ----------    ----------
          Operating (loss)............................................................     (285,367)     (378,878)

Nonoperating expenses (income)
     Interest expense.................................................................      415,343       287,188
     Other, net.......................................................................      (25,000)          (34)
                                                                                         ----------    ----------
          Total nonoperating expenses (income)........................................      390,343       287,154
                                                                                         ----------    ----------
          Net (Loss)..................................................................   $ (675,710)   $ (666,032)
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Basic loss per common share...........................................................    $(0.36)       $(0.45)
                                                                                         ----------    ----------
Weighted average number of common shares outstanding..................................    1,886,593     1,487,300
                                                                                         ----------    ----------
                                                                                         ----------    ----------



        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                        COMMON STOCK        PAID-IN
                                                     -------------------    CAPITAL     (ACCUMULATED
                                                      SHARES      AMOUNT    (DEFICIT)    (DEFICIT)        TOTAL
                                                     ---------    ------    --------    ------------    ---------

Balance at December 31, 1995......................     771,097    $ 771     $144,047     $ (197,099)    $ (52,281)
Net loss..........................................      --         --          --          (666,032)     (666,032)
Transfer of S Corporation accumulated deficit to
  paid-in capital.................................      --         --       (752,126)       752,126        --
Cost of 387,282 shares of common stock retired....    (258,317)    (258)     (12,807)       --            (13,065)
Common stock issued for cash......................     154,220      154       99,846        --            100,000
Common stock issued for promotion services........     983,825      984       49,016        --             50,000
Common stock issued for bridge loans..............     466,900      467       34,533        --             35,000
Common stock issued for services..................      20,010       20        1,480        --              1,500
Common stock issued in conjunction with loan......      13,340       13          987        --              1,000
                                                     ---------    ------    --------    ------------    ---------
Balance at December 31, 1996......................   2,151,075    2,151     (435,024)      (111,005)     (543,878)
Net loss..........................................      --         --          --          (675,710)     (675,710)
Common stock issued for bridge loans..............     216,775      217       16,033        --             16,250
Retired common stock in exchange for options......    (333,500)    (334)         334        --             --
Forgiveness of bridge loans.......................      --         --        450,000        --            450,000
                                                     ---------    ------    --------    ------------    ---------
Balance at December 31, 1997......................   2,034,350    $2,034    $ 31,343     $ (786,715)    $(753,338)
                                                     ---------    ------    --------    ------------    ---------
                                                     ---------    ------    --------    ------------    ---------


        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                            STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,



                                                                                            1997          1996
                                                                                         ----------    ----------
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net (loss)............................................................................   $ (675,710)   $ (666,032)
Adjustment to reconcile net earnings (loss) to net cash provided by operating activities
     Depreciation and amortization....................................................      488,867       377,930
     (Gain) on sale of aircraft.......................................................     (638,179)       --
     Provision for losses on accounts receivable......................................       60,000        11,353
Stock issued for services.............................................................       --             2,500
Changes in assets and liabilities
     (Increase) in accounts receivable................................................     (134,421)     (141,413)
     (Increase) in other assets.......................................................     (217,092)      (76,787)
     Net increase in deferred costs...................................................      (54,350)      (35,000)
     Increase (decrease) in bank overdraft............................................      (19,723)       19,910
     Increase in accounts payable.....................................................      664,068       214,760
     Increase (decrease) in accrued liabilities.......................................      (25,587)       78,689
                                                                                         ----------    ----------
               Net cash (used in) operating activities................................     (552,127)     (214,090)
Cash flows from investing activities
     Acquisition of property and equipment............................................      (35,579)   (3,858,564)
     Proceeds from sale of aircraft...................................................    1,750,000        --
     Issuance of note receivable......................................................       --          (200,000)
                                                                                         ----------    ----------
               Net cash flows provided by (used in) investing activities..............    1,714,421    (4,058,564)
Cash flows from financing activities
     Proceeds from sale of stock......................................................       --           100,000
     Retirement of common stock.......................................................       --           (13,065)
     Principal payments on notes payable..............................................   (1,518,658)     (175,745)
     Proceeds from notes payable......................................................      356,364     4,359,780
                                                                                         ----------    ----------
               Net cash provided by (used in) financing activities....................   (1,162,294)    4,270,970
                                                                                         ----------    ----------
Net (Decrease) in Cash and Cash Equivalents...........................................       --            (1,684)
Cash and cash equivalents, beginning of year..........................................       --             1,684
                                                                                         ----------    ----------
Cash and cash equivalents, end of year................................................   $   --        $   --
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Supplemental disclosure of cash flow information
     Cash paid during the year for interest...........................................   $  387,009    $  262,808
Supplemental schedule of noncash investing and financing activities
Common stock issued for services and bridge loans.....................................       16,250        85,000
Refinancing of long-term debt.........................................................       --           435,687
Notes forgiven from bridge lenders net of deferred loan cost..........................      500,000        --
333,500 shares of common stock returned to Company by its officers in exchange for five-year options to purchase 667,000 shares of common stock over a period of three
  to four years at an exercise price of $6.50 per share...............................          334        --


        The accompanying notes are an integral part of these statements.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies is presented to assist in the understanding of Proflight Medical Response Inc.'s (the Company) financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.

1. HISTORY AND BUSINESS ACTIVITY

     The Company provides airborne transport for patients who are critically ill, injured or otherwise incapacitated such that they may require emergency medical care during flight. Services are provided by the Company for hospital patients who need to be transported to other hospitals; hospital patients who need to be transported to residences or nursing homes and other convalescent facilities; organ transplant harvest teams and harvested organs and significant numbers of vacationers who become ill or injured during trips. The flights operated are generally long distance in nature and they include international as well as domestic transport.

2. CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

3. PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Major additions, betterments, and renewals are capitalized. Maintenance and repairs are charged to operating expenses as they are incurred. Depreciation and amortization to estimated residual values are computed on the straight-line basis for the aircraft; the units-of-production method for aircraft engines/overhauls; the double-declining method is used for all other property and equipment, over the estimated useful lives of the related assets as follows:

Aircraft.................................................                 20 years
Aircraft engines/overhauls...............................   Estimated flight hours
Furniture and fixtures...................................              5 - 7 years
Medical equipment........................................                  7 years

4. DEFERRED OFFERING COSTS


     The Company has deferred the costs in connection with the proposed public offering (note B). The costs will be charged against paid in capital if the offering is successful, or will be charged to expense if the offering is unsuccessful. Deferred offering costs of $259,275 related to an unsuccessful offering were expensed in the year ended December 31, 1997.


5. STOCK OPTIONS

     The Company has chosen to account for stock based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996

6. LOSS PER COMMON SHARE

     The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). SFAS 128 requires the presentation of basic earnings per share (EPS) and, for companies with potentially dilutive securities such as convertible debt, options and warrants, diluted EPS.


     Basic EPS is computed in accordance with SFAS 128 by dividing net income by the weighted average number of shares outstanding during the period. All outstanding securities at the end of 1997 which could be converted into common shares are anti-dilutive. Therefore, the basic and diluted EPS are the same. There is no impact on EPS for prior years as a result of the adoption of SFAS 128.



     During the year ended December 31, 1996, the Company effected a 50 to 1 and
3.85356 to one stock split. On April 16, 1998, the Company effected a 0.667 to one reverse stock split. All shares and per share amounts have been retroactively restated to reflect the splits additionally, all shares that are nominal issuances returns have been given retroactive treatment in the weighted average shares calculation.


7. INCOME TAXES

     Prior to October 31, 1996, income taxes on net earnings were payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision had been made for federal income taxes.

     In October 1996, the Company lost its S corporation status as a result of issuing stock to a corporation. Therefore, the Company was taxed as a C Corporation for a portion of 1996. Accordingly, the accumulated deficit has been recorded to paid-in capital as of November 1, 1996. Deferred income taxes are provided for items which are reported for tax purposes in different periods than in the financial statements (see note G).

8. IMPAIRMENT OF LONG-LIVED ASSETS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121). SFAS 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of that loss would be based on the fair value of the asset. SFAS 121 also generally requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of the carrying amount or the fair value, less cost to sell. SFAS 121 is effective for the Company's 1997 fiscal year end. Any impairment provisions recognized in accordance with SFAS 121 are permanent and may not be restored in the future. No impairment expense was recognized in the years ended December 31, 1997 and 1996.

9. USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996

10. RECLASSIFICATIONS

     Certain financial information for the year ended December 31, 1996, has been reclassified to conform with the presentation for the current year.

NOTE B -- REALIZATION OF ASSETS


     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying financial statements, the Company has accumulated a deficit in stockholders' equity of $753,338 through December 31, 1997. In addition, total current liabilities exceed total current assets by approximately $3,226,040 as of December 31, 1997.


     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     The Company is pursuing additional financing from outside sources, including an initial public offering (IPO) (see note E2). With the proceeds of the IPO, management intends to acquire a company which will more than double current sales. Management believes this combination will allow both companies to operate more efficiently through elimination of certain duplicate general and administrative costs, purchasing discounts on aircraft fuel, and more efficient use of each aircraft.

     Management also plans to expand services through the purchase of additional aircraft, resulting in increased revenues, more efficient use of current aircraft, and proportionately lower operating costs. Management believes this should provide a higher gross margin. Management believes that these actions will provide growth and improve the Company's operating and financial condition, providing the opportunity to continue as a going concern.

NOTE C -- NOTE RECEIVABLE -- AIR RESPONSE, INC.


     In 1996, the Company loaned $200,000 to Air Response, Inc., a company it intends to purchase (see note E3), which is also a major customer. The note is unsecured and bears interest at 10%. The note is payable in two installments of $100,000 plus accrued interest on May 14, 1998 and May 14, 2000 (see note J4). In March of 1998 the note and interest was forgiven as consideration for extending the acquisition agreement.


NOTE D -- NOTES PAYABLE

     Notes payable at December 31 consisted of the following:

                                                                                  1997          1996
                                                                               ----------    ----------

Shareholders/Directors
  10.0% note to a shareholder, payable in full, principal and interest on
     the earlier of May 31, 1998 or closing of an initial public offering...   $   21,669    $   19,694
  11.0% note to a shareholder with monthly interest-only payments due
     September 30, 1998; secured by a secondary lien on a 1973 Learjet
     25B-XR and other key components, as well as all accounts receivable, and certain medical equipment and other assets as specified in the
     agreement..............................................................      198,000       198,000

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996


                                                                                  1997          1996
                                                                               ----------    ----------
  12.0% note to a shareholder with monthly interest only payments, due
     September 30, 1998; secured by a third lien on a 1973 Learjet 25B-XR and a second interest in all accounts receivable and certain medical
     equipment..............................................................   $  100,000    $  100,000
  36.0% notes to a shareholder, with monthly interest-only payments due on the earlier of January 31, 1998 or upon closing of an initial public offering; secured by a fourth and fifth lien on a 1973 Learjet 25B-XR and other key components, as well as all accounts receivable and
     certain medical equipment..............................................      225,000        --
  10.0% notes with nineteen shareholders, payable in full, principal and interest, on the earlier of one year from date of each note or upon
     closing of an initial public offering; note forgiven in April 1997.....       --           350,000
  10.0% notes with four shareholders payable in full, principal and interest on the earlier of March 27, 1998, or upon closing of an initial public
     offering...............................................................      125,000        --
  8.0% note to a shareholder, payable on demand.............................       50,000        --
                                                                               ----------    ----------
                                                                                  719,669       667,694
       Less current maturities..............................................      719,669       513,694
                                                                               ----------    ----------
                                                                               $   --        $  154,000
                                                                               ----------    ----------
                                                                               ----------    ----------
Other
  9.75% note due in monthly installments of $19,419 including interest, due
     November 10, 2006; collateralized by a 1978 Learjet 35A and other
     equipment..............................................................   $       --    $1,477,646
  9.75% note due in 60 monthly installments of $14,720 including interest, beginning December 15, 1996, with a balloon payment of $322,284 due on
     December 15, 2001; collateralized by a 1973 Learjet 25B and other
     equipment. Guaranteed by certain stockholders..........................      791,759       886,139
  10.5% note due in 59 monthly installments of $17,717 including interest, beginning June 30, 1996, with a balloon payment of $841,995 due on May
     31, 2001, collateralized by a 1978 Learjet 35A. Guaranteed by certain stockholders. At December 31, 1997, the note is in default and the
     entire balance due is reflected as current.............................    1,202,583     1,268,241
  10.5% note due in 55 monthly installments of $6,513 including interest, beginning November 15, 1996, with a balloon payment of $324,627 due on
     June 15, 2001; collateralized by a 1978 Learjet 35A. Guaranteed by certain stockholders. The note is in default and the entire balance due
     is reflected as current................................................      455,224       478,053
  10.0% note issued January 16, 1996, due in monthly installments of $1,500 with the balance due on July 16, 1996. Defaulted in 1996 and interest
     rate increased to 20.0%; entire balance reflected as current...........       26,865        85,009
  10.25% line of credit with bank, due February 27, 1998....................       47,488        43,100
                                                                               ----------    ----------
                                                                                2,523,919     4,238,188
       Less current maturities..............................................    1,836,165       428,253
                                                                               ----------    ----------
                                                                               $  687,754    $3,809,935
                                                                               ----------    ----------
                                                                               ----------    ----------

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996

     The aggregate maturities of the notes payable are as follows:

Year ending December 31,
     1998...................................................   $2,555,834
     1999...................................................      114,611
     2000...................................................      126,299
     2001...................................................      446,844
                                                               ----------
                                                               $3,243,588
                                                               ----------
                                                               ----------

NOTE E -- COMMITMENTS AND CONTINGENCIES

1. LEASES

     The Company leases aircraft, office space and office equipment under operating lease arrangements. In February 1997, the Company entered into a seven-year office building lease with monthly rental of $11,705. Total lease expense was $252,468 and $86,738 for the years ended December 31, 1997 and 1996, respectively. In addition, as part of the aircraft lease, the Company is required to make monthly payments of $150 per engine hour flown. A total of $117,405 and $12,720 was recognized in 1997 and 1996, respectively, as maintenance expense.

     The minimum rental commitments under the noncancelable lease agreements are as follows:

Year ending December 31,
     1998...................................................   $  320,979
     1999...................................................      305,460
     2000...................................................      140,460
     2001...................................................      140,460
     2002...................................................      140,460
     Thereafter.............................................      204,838
                                                               ----------
                                                               $1,252,657
                                                               ----------
                                                               ----------

2. INITIAL PUBLIC OFFERING


     In October 1997 the Company signed a letter of intent with First Liberty Investment Group to act as managing underwriter on a firm commitment basis for a $6,726,720 initial public offering (IPO). The underwriting calls for the sale of 1,019,200 shares of common stock at $6.50 per share and 1,019,200 warrants at $0.10 each.



     In addition, the Company has agreed to enter into a financial consulting agreement with the Underwriter, who will act as a financial consultant for the Company for a period of two years, commencing upon the consummation of this Offering, for an aggregate fee of $120,000, all of which is payable in full at the Closing.


3. ACQUISITION OF AIR RESPONSE AND AIR RESPONSE SOUTH


     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997 and in January 1998, pursuant to which the Company agreed to acquire at the closing of the IPO, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 496,154 shares of common stock of the Company, valued at $6.50 per share, to be issued two years from the closing of the IPO. If the Company completes a second public offering, Mr. Capece has a put option to sell to the Company such number of shares of common stock at the then current market value, equal

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996

to 20% of the net proceeds of such second offering, not to exceed $1,000,000. Under the terms of such put option, the Company is obligated to purchase the shares offered. Simultaneously, the Company entered into an Amended Stock Purchase and Sale agreement with Air Response South and Louis R. Capece, Jr., pursuant to which the Company agreed to acquire at the closing of the IPO, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $800,000 which is payable upon closing of the IPO.

     The Acquisition will close simultaneously with the closing of the IPO. The Company entered into a consulting agreement with Louis R. Capece, Jr., which agreement is effective as of the closing of the IPO. In connection with the acquisitions, Mr. Capece covenanted that he will not, for a period of five years from closing, compete with the Company. Mr. Capece has the right to nominate two members to the Company's Board of Directors. Mr. Capece has nominated himself and Donald Jones as nominees to the Board of Directors. This acquisition agreement has been subsequently modified (see note J4).

4. CONSULTING AGREEMENT


     The Company entered into a two year consulting agreement, effective at IPO, with Louis R. Capece, Jr. Under the terms of the agreement, Mr. Capece has agreed to devote a minimum of 100 hours per month to the Company. Mr. Capece will be paid an aggregate of $100,000 per year. The Company or Mr. Capece may cancel the consulting agreement for any reason after one year and upon 60 days prior notice.


5. LITIGATION

     In March 1997, the Company and the Company's president were named in a lawsuit Susan Fuller v. Proflight, Inc., Kevin Burkhardt, Andrew Hiestand and James Fuller, Arapahoe County District Court, Colorado, which alleges the plaintiff's former husband merged a business into the Company to conceal and otherwise preclude plaintiff from receiving plaintiff's share of her former husband's interest in the Company. The lawsuit was settled for $100,000 in January 1998, and the related liability has been reflected on the Company's financial statement as of December 31, 1997 (see note J1).

     In September 1997, Mr. James Fuller filed a separate complaint against the Company claiming that he is entitled to compensation for the value of shares of the Company's common stock which he alleges he owns. No amount was stated in the suit. The Company maintains that Mr. Fuller never paid the agreed upon price for the shares and therefore never owned them. Moreover, Mr. Fuller signed the shares back to the Company in December 1994. The Company, through its counsel, intends to vigorously defend against this action. No assurances can be made that the Company will reach a satisfactory resolution of the above stated proceedings. Failure to reach such a resolution could have a material adverse effect on the Company's financial condition or cash reserves.

6. EMPLOYMENT AGREEMENTS


     In March 1997, the Company entered into an amended employment agreement with Donald Jones to serve as the Company's Vice President of Sales. The employment agreement is for a six-year term commencing upon consummation of the IPO and is subject to successive automatic renewal periods of one year unless earlier terminated. Mr. Jones is to receive a 5% increase in his base salary in years four, five and six. Pursuant to the terms of this employment agreement, Mr. Jones is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Jones will receive a base salary of $150,000 per annum. The Company has agreed to pay Mr. Jones a relocation bonus of $100,000 and reasonable relocation expenses. In addition Mr. Jones will receive 76,924 shares of common stock upon the closing of the offering.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996


     On March 31, 1997, the Company entered into an employment agreement with Kevin L. Burkhardt, the Company's President and Chief Executive Officer, for a term of five years with successive automatic renewal periods of one year with a base salary of $90,000 for the first year and 10% increases in each of the following years. Mr. Burkhardt will receive a $25,000 one-time bonus if he consummates another acquisition.



     On March 31, 1997, the Company entered into an employment agreement with Steven Myers to serve as Assistant Vice President of Marketing, for a term of five years with successive automatic renewal periods of one year with a base salary of $70,000. Mr. Myers has subsequently resigned from the Company (see note J3).


     On March 31, 1997, the Company entered into an employment agreement with David Cohen, the Company's Chief Financial Officer and Treasurer, for a term of three years with successive automatic renewal periods of one year with a base salary of $70,000.

     On March 31, 1997, the Company entered into an employment agreement with Jane S. Burkhardt, the Company's Secretary, for a term of three years with successive automatic renewal periods of one year with a base salary of $36,000. Pursuant to the terms of this employment agreement, Mrs. Burkardt is required to devote 20 hours per week to fulfill her duties and responsibilities to the Company.




7. STOCK OPTION PLAN

     The Board of Directors plans to submit to the shareholders a stock option plan (the 'Option Plan'). The Option Plan provides for the grant of incentive stock options ('ISOs') intended to qualify for preferential tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to enable to the Company to attract and retain exemplary directors, employees, agents and consultants.

     No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of the grant.

     The Option Plan provides that a maximum of 350,000 shares of common stock may be issued upon the exercise of options granted under the Option Plan. If an option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants. No shares of common stock underlying any stock options issued under the Plan may be registered on Form S-9 or any successor form for two years after the date thereof.

NOTE F -- MAJOR CUSTOMERS

     The Company had approximate sales to major customers as follows:


                                         CUSTOMER                                            1997    1996
------------------------------------------------------------------------------------------   ----    ----

  Air Response, Inc.......................................................................    27%       8%
  Advanced Air Ambulance..................................................................     9       13
  Aetna...................................................................................     8        6
  Air Ambulance America...................................................................     6       10


     In addition, the Company is due approximately $224,094 and $132,000 in accounts receivable, and $222,500 and $200,000 in a note receivable as of December 31, 1997 and 1996, respectively, (see note C) from Air Response, Inc. The Company owes approximately $151,767 and $19,535 in accounts payable as

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996
of December 31, 1997 and 1996, respectively, to Air Response, Inc. This customer is the company Proflight intends to purchase as discussed in note E -- Acquisition of Air Response and Air Response South.

NOTE G -- INCOME TAXES

     There is no income tax expense or benefit for 1997 or 1996. The provision for income taxes differs from the amount determined by applying the statutory rate to net income before taxes, due to the following reasons for the year ended December 31:

                                                                                   1997         1996
                                                                                 ---------    ---------

Income tax benefit at statutory rate..........................................   $(262,000)   $(246,000)
Subchapter S loss.............................................................      --          205,000
Change in valuation allowance.................................................     331,000       52,000
Other.........................................................................     (69,000)     (11,000)
                                                                                 ---------    ---------
Income tax benefit............................................................   $  --        $  --
                                                                                 ---------    ---------
                                                                                 ---------    ---------

     Components of deferred tax assets are as follows at December 31:

                                                                                   1997         1996
                                                                                 ---------    ---------

Net operating loss carryforwards..............................................   $ 296,000    $  34,000
Allowance for bad debts.......................................................      39,000       15,000
Accrued litigation............................................................      39,000       --
Accrued vacation..............................................................       9,000        3,000
                                                                                 ---------    ---------
                                                                                   383,000       52,000
Valuation allowance...........................................................    (383,000)     (52,000)
                                                                                 ---------    ---------
Net assets....................................................................   $  --        $  --
                                                                                 ---------    ---------
                                                                                 ---------    ---------

     The Company has net operating loss carryforwards for tax purposes of approximately $683,000 and $87,000 which expire in the years 2012 and 2011, respectively. A portion of the net operating loss carryforwards may be subject to limitations as a result of provisions of the Internal Revenue Code relating to changes in ownership.

NOTE H -- RELATED PARTY TRANSACTIONS


     In order for the Company to obtain sufficient financing to purchase a 1973 Learjet 25B-XR, it was necessary for the Company to have a shareholder guarantee repayment of a loan. In exchange, the shareholder is paid a fee of $100 per month for each month that the loan is outstanding.



     In January 1997, the Company issued an option to purchase 16,675 shares of common stock at $1.67 per share to a director of the Company. In March 1997, the Company issued an option to purchase 16,675 shares of common stock at $6.50 per share to a shareholder in consideration for extending the due date on certain notes.



     In April 1997, bridge loans from shareholders totaling $500,000 were forgiven. In May 1997, shares totaling 333,500 were retired that were owned by the President and Directors in return for options to purchase 667,000 shares of common stock at $8.00 per share.



     In October 1997, David H. Cohen, the Company's CFO, was offered 6,670 shares of common stock as a bonus to be issued upon completion of the IPO. The Company has agreed to pay for any additional tax liability the stock bonus adds to his income.



     During 1997, the Company combined its operations with the operations of Air Response in anticipation of a public offering and the concurrent merger of the companies. Certain costs of

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996


operations were provided to Air Response by Proflight, including costs of pilots, mechanics and certain administrative costs. These costs were not charged to Air Response and accordingly, have not been reflected in these financial statements. Management has estimated the costs of the services provided to be $37,000.


NOTE I -- DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.




NOTES RECEIVABLE

     It is not considered practicable to estimate the fair value of the note receivable due to the related-party nature of the transaction.

NOTES PAYABLE

     Carrying amount approximates fair value as the interest rates approximate market rates at December 31, 1997 and 1996.

NOTE J -- SUBSEQUENT EVENTS

1. LITIGATION SETTLEMENT

     On January 12, 1998, the Company settled the Susan Fuller lawsuit for $100,000. The liability related to this lawsuit has been reflected in the Company's financial statements as of December 31, 1997.

2. SALE OF AIRCRAFT

     On January 23, 1998, the Company sold its 1978 Learjet 35A, N18FN for $2.2 million to Air Response, Inc. The Company used the proceeds to pay off the notes payable related to the aircraft and other current obligations including the maintenance service plan on this aircraft's engines and settlement of the Susan Fuller lawsuit.

3. KEY MANAGEMENT RESIGNATION


     On March 1, 1998, Steven Meyers, Assistant Vice President of Marketing, resigned from the Company, which voided his employment contract. However, his common stock options will still remain in effect. Mr. Myers will continue his services as a director of the Company's Board.


4. REVISION OF ACQUISITION AGREEMENT

     On March 10, 1998, the Company, Air Response (AR), Air Response South
(ARS), and Srotnac Group, LLC (Srotnac), a 55.3% shareholder in the Company, agreed to the following:


          a. The Company, AR and ARS will do what is required to complete the IPO by May 31, 1998 and not negotiate with other parties until after that date.



          b. The Company will receive bridge financing of at least $200,000 by March 12, 1998 and an additional $100,000 by April 12, 1998.



          c. The $200,000 note owed to the Company by AR has been forgiven, including accrued interest.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996



          d. All audit costs AR incurs from producing its year-end financials for the IPO shall be paid first from bridge loan funds.



          e. The Company and AR will agree as to the use of proceeds of the $300,000 in bridge loan proceeds.



          f. If the IPO does not occur by May 31, 1998, then the Company and Srotnac will release AR, its President (Louis Capece, Jr.), and its employees for all past, present, and future obligations regarding the IPO. This includes the right to negotiate with any other company for the purpose of a merger or acquisition without any interference or litigation from the Company or Srotnac.



          g. As previously agreed, Mr. Capece, will receive a $100,000 annual employment agreement for two years from the date of the IPO.


5. SHORT-TERM BRIDGE FINANCING

     On March 10, 1998, the Company received $300,000 in uncollateralized short-term bridge financing. These bridge notes carry an interest rate of 15% per annum and are payable in full, principal and interest on the earlier of May 31, 1998, or upon closing of an initial public offering.


6. RETIREMENT OF SHARES



     In April of 1998, Srotnac, LLC agreed to retire 250,000 shares of Common Stock at the request of the Underwriter.

                          INDEPENDENT AUDITORS REPORT



To the Board of Directors
AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.



     We have audited the accompanying combined balance sheet of Air Response, Inc. (a New York corporation) and Air Response South, Inc. (a Florida corporation) (combined 'the Companies') as of December 31, 1997 and the related statements of operations and retained earnings and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Air Response, Inc. and Air Response South, Inc. as of December 31, 1997, and the combined results of their operations and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.



STAFF CIAMPINO & COMPANY, P.C.
Albany, New York
March 24, 1998

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997



                                               ASSETS
Current Assets
     Cash and cash equivalents......................................................................   $    9,583
     Cash and cash equivalents -- restricted........................................................       27,843
     Accounts receivable, net of allowance for doubtful accounts of $48,339.........................      922,463
     Other receivables..............................................................................        6,992
     Prepaid expenses...............................................................................      125,031
     Refundable income taxes........................................................................       54,556
                                                                                                       ----------
          Total current assets......................................................................    1,146,468
                                                                                                       ----------
Property and Equipment at Cost
     Aircraft fleet.................................................................................    2,831,172
     Machinery and equipment........................................................................      225,557
     Office equipment...............................................................................       30,820
                                                                                                       ----------
                                                                                                        3,087,549
     Less -- accumulated depreciation...............................................................    1,631,562
                                                                                                       ----------
          Total property and equipment..............................................................    1,455,987
                                                                                                       ----------
Other Assets
     Due from officers..............................................................................      488,148
     Other assets...................................................................................       12,983
                                                                                                       ----------
          Total other assets........................................................................      501,131
                                                                                                       ----------
          Total assets..............................................................................   $3,103,586
                                                                                                       ----------
                                                                                                       ----------
                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
     Line of credit.................................................................................   $  278,425
     Accounts payable...............................................................................    1,337,491
     Current maturities of long-term debt...........................................................      286,099
     Accrued expenses...............................................................................       50,305
                                                                                                       ----------
          Total current liabilities.................................................................    1,952,320
Long-term debt, less current maturities.............................................................    1,061,385
                                                                                                       ----------
          Total liabilities.........................................................................    3,013,705
                                                                                                       ----------
Commitments and Contingencies
Stockholder's Equity
     Common stock...................................................................................        2,000
     Retained earnings..............................................................................       87,881
                                                                                                       ----------
          Total stockholder's equity................................................................       89,881
                                                                                                       ----------
               Total liabilities and stockholder's equity...........................................   $3,103,586
                                                                                                       ----------
                                                                                                       ----------



                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                            1997          1996
                                                                                         ----------    ----------

Air ambulance revenue.................................................................   $8,783,037    $7,658,243
                                                                                         ----------    ----------
Operating Expenses
     Flying operations................................................................    5,186,687     4,495,123
     Advertising......................................................................      492,331       447,061
     Repairs and maintenance..........................................................      653,716       380,382
     Depreciation.....................................................................      311,554       396,139
     General and administrative.......................................................    1,885,940     1,538,761
                                                                                         ----------    ----------
          Total operating expenses....................................................    8,530,228     7,257,466
                                                                                         ----------    ----------
Income from operations................................................................      252,809       400,777
                                                                                         ----------    ----------
Other Income (Expense)
     Loss on disposal of property and equipment.......................................            0      (381,216)
     Bad debt expense -- affiliate....................................................      (48,343)      (18,328)
     Interest income..................................................................        4,723         6,510
     Interest expense.................................................................     (189,242)     (136,148)
     Miscellaneous....................................................................          557        43,444
                                                                                         ----------    ----------
          Total other income (expense)................................................     (232,305)     (485,738)
                                                                                         ----------    ----------
Income (loss) before income taxes.....................................................       20,504       (84,961)
Income tax benefit....................................................................       85,222        38,747
                                                                                         ----------    ----------
Net income (loss).....................................................................      105,726       (46,214)
Retained earnings -- beginning of year................................................      (17,845)       28,369
                                                                                         ----------    ----------
Retained earnings -- end of year......................................................   $   87,881    $  (17,845)
                                                                                         ----------    ----------
                                                                                         ----------    ----------



                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                             1997         1996
                                                                                           ---------    ---------

Cash Flows from Operating Activities
  Net income (loss).....................................................................   $ 105,726    $ (46,214)
  Adjustments to reconcile net income (loss) to net cash provided by operations:
     Depreciation.......................................................................     311,554      396,139
     Loss on disposal of property and equipment.........................................           0      381,216
     Provision for doubtful accounts....................................................           0       39,674
     Bad debt expense -- affiliate......................................................      48,343       18,328
     (Increase) decrease in assets:
       Accounts receivable..............................................................    (446,842)      79,821
       Other receivables................................................................      17,742      (24,734)
       Prepaid expenses.................................................................     172,338     (140,130)
       Refundable income taxes..........................................................      (1,451)      64,835
       Deposits and other assets........................................................        (183)     (12,250)
     Increase (decrease) in liabilities:
       Accounts payable.................................................................     339,959      (10,803)
       Accrued expenses.................................................................      41,461     (142,296)
       Income taxes payable.............................................................     (14,358)      14,358
                                                                                           ---------    ---------
               Net cash provided by operating activities................................     574,289      617,944
                                                                                           ---------    ---------
Cash flows from investing activities
  Purchases of property and equipment...................................................    (327,198)    (595,817)
  Net advances to officer...............................................................    (165,726)    (308,893)
  Net advances to affiliates............................................................     (66,601)     (76,377)
                                                                                           ---------    ---------
               Net cash used by investing activities....................................    (559,525)    (981,087)
                                                                                           ---------    ---------
Cash flows from financing activities
  Net borrowings (repayments) under line of credit......................................     (96,559)         451
  Proceeds from long-term debt..........................................................           0      798,074
  Repayments of long-term debt..........................................................    (173,076)    (218,277)
                                                                                           ---------    ---------
               Net cash (used) provided by financing activities.........................    (269,635)     580,248
                                                                                           ---------    ---------
Net increase (decrease) in cash and cash equivalents....................................    (254,871)     217,105
Cash and cash equivalents -- beginning of year..........................................     292,297       75,192
                                                                                           ---------    ---------
Cash and cash equivalents -- end of year................................................   $  37,426    $ 292,297
                                                                                           ---------    ---------
                                                                                           ---------    ---------
                   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Income taxes paid.......................................................................   $   2,072    $       0
                                                                                           ---------    ---------
                                                                                           ---------    ---------
Interest paid...........................................................................   $ 157,941    $ 136,148
                                                                                           ---------    ---------
                                                                                           ---------    ---------



NON-CASH INVESTING AND FINANCING ACTIVITIES



     In 1996, the Companies refinanced certain debt associated with the Companies aircraft fleet. This refinancing amounted to $557,775 and has been excluded from the statement of cash flows.



                See accompanying notes to financial statements.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     This summary of significant accounting policies of Air Response, Inc. and Air Response South, Inc. (combined 'the Companies') is presented to assist in understanding the Companies' financial statements. The financial statements and notes are representations of the Companies' management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.



PRINCIPLES OF COMBINATION



     The accompanying financial statements present the combined financial position and results of Air Response, Inc. ('Response') and Air Response South, Inc. ('Response South'), which are wholly-owned by a common shareholder. All significant intercompany accounts have been eliminated in combination.



ORGANIZATION AND BUSINESS ACTIVITY



     The Companies provide air ambulance services throughout the United States and coordinate air ambulance services internationally through other carriers.



USE OF ESTIMATES



     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, income and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.



REVENUE RECOGNITION



     Revenue is recognized when services have been performed and is reported net of contractual allowances provided to third party payors.



CASH AND CASH EQUIVALENTS



     The Companies consider all short-term investments having a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 1997 or 1996.



ACCOUNTS RECEIVABLE -- ALLOWANCE FOR DOUBTFUL ACCOUNTS



     The Companies provide for doubtful accounts receivable using the allowance method based on actual outstanding account balances at year-end and management's estimation of collectibility of these accounts.



MEDICAL SUPPLIES



     It is the Companies' policy to expense all purchases of medical supplies as incurred as large quantities of these items are generally not held in an inventory for long periods.



PROPERTY AND EQUIPMENT



     Property and equipment is stated at cost. Depreciation is computed on the double-declining balance and straight-line methods over the estimated useful lives of the assets, which range from 5 to 7 years.



     Expenditures for maintenance and repairs which do not extend the useful lives of the assets are charged to income as incurred.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996



INCOME TAXES



     Income tax expense is based on reported earnings before income taxes. Deferred income taxes are established for all temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and for tax purposes. Deferred tax balances are adjusted to reflect tax rates, based on currently enacted tax laws, that will be in effect in the years in which the temporary differences are expected to reverse.



GOVERNMENTAL REGULATION



     Response is subject to the rules and regulations of the Federal Aviation Administration (FAA) and the New York State Department of Health. Response South is regulated by the State of Florida Department of Health and Rehabilitative Services.



(2) LONG-TERM DEBT



Long-term debt consists of the following at December 31, 1997 :
Note payable to Cessna Finance Corporation -- payable in monthly installments of $2,728 including interest at prime plus 1.5% (10.0% at December 31, 1997), maturing December
  2000; secured by an airplane and aviation equipment installed therein...................   $   88,562
Note payable to Textron Financial Corporation -- payable in monthly installments of $6,526 including interest at prime plus 1.5% (10.0% at December 31, 1997), maturing October
  2006. This note is secured by an airplane and aviation equipment installed therein and
  is personally guaranteed by the president/shareholder of the Companies..................      462,798
Note payable to Cessna Finance Corporation -- payable in monthly installments of $2,069 including interest at prime plus 2% (10.5% at December 31, 1997), maturing August 1999;
  secured by an airplane and aviation equipment installed therein.........................       44,790
Note payable to Cessna Finance Corporation -- payable in monthly installments of $4,149 including interest at prime plus 1.25% (9.75% at December 31, 1997), maturing September
  2003; secured by an airplane and aviation equipment installed therein. This note is
  personally guaranteed by the president/shareholder of the Companies.....................      219,248
Note payable to Textron Financial Corporation -- payable in monthly installments of $5,429 including interest at prime plus 1.5% (10.0% at December 31, 1997), maturing December
  2001. This note is secured by an airplane and aviation equipment installed therein and
  is personally guaranteed by the president/shareholder of the Companies..................      215,066
Note payable to Proflight Medical Response -- payable in two installments of $100,000 plus accrued interest at 10% on May 14, 1998 and 2000. This note was forgiven in 1998. See
  Note (11)...............................................................................      200,000
Note payable to Textron Financial Corporation -- payable in monthly installments of $5,429 including interest at prime plus 1.5% (10.0% at December 31, 1997), maturing December
  2001. This note is secured by an airplane and aviation equipment installed therein and
  is personally guaranteed by the president/shareholder of the Companies..................      117,020
                                                                                             ----------
          Total long-term debt............................................................   $1,347,484
          Less current maturities.........................................................      286,099
                                                                                             ----------
          Total long-term debt, less current maturities...................................   $1,061,385
                                                                                             ----------
                                                                                             ----------

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996



     Based on borrowing rates currently available to the Companies for loans with similar terms and maturities, the fair value of long-term debt approximates the recorded amounts.



     Maturities of long-term debt as of December 31, 1997 are as follows:



                                                                                           REQUIRED
                             YEAR ENDING DECEMBER 31,                                 PRINCIPAL REPAYMENT
-----------------------------------------------------------------------------------   -------------------

     1998..........................................................................       $   286,099
     1999..........................................................................           202,236
     2000..........................................................................           301,073
     2001..........................................................................           177,674
     2002..........................................................................            95,307
     Thereafter....................................................................           285,095
                                                                                      -------------------
          Total....................................................................       $ 1,347,484
                                                                                      -------------------
                                                                                      -------------------



(3) LINE OF CREDIT/CASH AND CASH EQUIVALENTS-RESTRICTED



     Response has a $375,000 line of credit with Central National Bank, with a balance outstanding of $278,425 as of December 31, 1997. The line is secured by specific accounts receivable, as designated at the time of advance, a cash reserve of 10% of the receivables, and the personal guarantee of the stockholder. A finance charge of 2.85% of the receivables is charged by the bank and is deducted from the loan proceeds. Repayments are made upon collection of the receivables. In addition, the bank is entitled to a finance charge of 1.5% of the unremitted receivables outstanding over thirty days. Total charges incurred by Response for the years ended December 31, 1997 and 1996 pursuant to this facility were approximately $80,000 and $129,000, respectively, and are included in 'general and administrative expenses'.



(4) STOCKHOLDER'S EQUITY



     Common stock of the entities consists of the following:



                                                                                     SHARES
                                                                       -----------------------------------
                                                                       AUTHORIZED    ISSUED    OUTSTANDING
                                                                       ----------    ------    -----------

Response:
     Voting common stock; no par value..............................         200        100          100
Response South:
     Non-voting, Series A common stock;
          $.01 par value............................................     100,000          0            0
     Voting, Series B common stock;
          $.01 par value............................................     100,000     51,000       51,000

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996



(5) INCOME TAXES



     The Companies provide for income taxes using the applicable statutory rates. The components of income taxes for the years ended December 31, 1997 and 1996 are as follows:



                                                                                               1997        1996
                                                                                             --------    --------

     Current:
          Current tax expense.............................................................   $ 15,696    $ 14,358
          Fuel tax credit.................................................................    (96,469)    (53,105)
          Benefit from net operating loss carryforward....................................     (4,449)          0
     Deferred:
          Deferred tax expense (benefit), net.............................................     47,877     (28,246)
          Change in valuation allowance...................................................    (47,877)     28,246
                                                                                             --------    --------
               Income tax benefit.........................................................   $(85,222)   $(38,747)
                                                                                             --------    --------
                                                                                             --------    --------



     The following are the differences between the income tax provision (benefit) and the amount computed by applying the federal statutory income tax rate to income (loss) before taxes for the years ended December 31, 1997 and 1996:



                                                                                               1997        1996
                                                                                             --------    --------

     Tax (benefit) at U.S. statutory rates................................................   $  6,971    $(28,887)
     State income taxes (benefit), net of federal tax benefit.............................      1,099      (4,554)
     Fuel tax credit......................................................................    (96,469)    (53,105)
     Permanent differences................................................................     50,349      31,692
     Change in valuation allowance........................................................    (50,969)     28,246
     Other................................................................................      3,797     (12,139)
                                                                                             --------    --------
          Income tax benefit..............................................................   $(85,222)   $(38,747)
                                                                                             --------    --------
                                                                                             --------    --------



     Deferred income taxes were recognized in the balance sheet at December 31, 1997 due principally to the tax effect of temporary differences, alternative minimum tax credits and loss carryforwards as follows:



Deferred tax assets:
     Non-deductible reserves...............................................................   $  20,302
     Alternative minimum tax credit carryforwards -- Federal...............................      91,205
     Net operating loss carryforwards -- Federal...........................................           0
     Net operating loss carryforwards -- State.............................................      17,542
                                                                                              ---------
                                                                                                129,049
     Valuation allowance...................................................................     (13,751)
                                                                                              ---------
          Total deferred tax assets........................................................     115,298
Deferred tax liabilities:
     Accelerated depreciation..............................................................    (115,298)
                                                                                              ---------
          Net deferred taxes...............................................................   $       0
                                                                                              ---------
                                                                                              ---------



     At December 31, 1997, Response had approximately $91,000 in alternative minimum tax credit carryforwards which may be used to offset future federal income tax.



     At December 31, 1997, Response had net operating loss carryforwards for Federal and State purposes of approximately $0 and $219,000, respectively. These carryforwards begin to expire in 2009.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996



(6) ADVERTISING COSTS



     The Companies incur costs for yellow page advertising in local phone directories. The advertisements remain listed for the life of the directory, generally twelve months. The Companies pay the cost of this advertising prior to publication of the directory and amortize those costs over a twelve month period beginning with the month that the phone directory is distributed to the public.



     At December 31, 1997, $95,336 of advertising costs were reported as assets and are included as a prepaid expense. Advertising expense relating to the directory advertising was $452,788 and $396,587 for the years ended December 31, 1997 and 1996, respectively.



(7) COMMITMENTS AND CONTINGENCIES



     Response is a defendant in a lawsuit with alleged claims approximating $100,000 plus unspecified damages, which arose from a transaction in 1991, related to the purchase of an aircraft. Management believes the suit is completely without merit and will continue to vigorously defend its position.



(8) RELATED PARTY TRANSACTIONS



     Response purchased both fuel and oil from Response Aviation, Inc. ('Aviation'), a company which had been wholly-owned by the Companies' sole shareholder. Response Aviation, Inc. was sold to a third party in June, 1997. The total amount purchased while Aviation was wholly owned approximated $88,000 and $172,000 for the years ended December 31, 1997 and 1996 respectively. Due to the common ownership between Response and Aviation, the prices for fuel and oil charged by Aviation to Response may not be indicative of the prices that Response may be able to obtain if common ownership did not exist.



     Response advanced funds to Aviation in the form of notes receivable and working capital advances. These balances were deemed uncollectible and written-off to expense as bad debts in 1997 and 1996, amounting to $48,343 and $18,328, respectively.



     The Companies have a receivable due from the Companies' president, the sole shareholder of the Companies, amounting to $463,148 at December 31, 1997. This amount is due on demand and is non-interest bearing. It is not the Companies' intent to collect this balance within the next fiscal year. As a requirement of Proflight Medical Response, Inc.'s purchase of the Companies' capital stock (see
Note 10), this balance will be paid back to the Companies from the shareholder's stock sales proceeds.



     Response has a receivable due from another officer amounting to $25,000. This amount is due on demand and is non-interest bearing. It is not the Companies' intent to collect this balance within the next fiscal year.



     During 1997, the Companies combined their operations with the operations of Proflight Medical Response, Inc. ('Proflight') in anticipation of a public offering of Proflight's securities and the concurrent merger of the three companies. Certain costs of operations were provided to the Companies by Proflight, including costs of pilots, mechanics and certain administrative costs. These costs were not charged to the Companies and accordingly, have not been reflected in these financial statements. Management has estimated the costs of the services provided to be $37,000.



(9) EMPLOYEE BENEFIT PLANS



     Response and Response South both have voluntary defined contribution savings plans covering all of their employees who have met certain age and length of service requirements. The plan qualifies under Section 401(k) of the Internal Revenue Code. The Companies may provide discretionary matching contributions each year. Matching contributions totaled $552 and $6,357 for the years ended December 31, 1997 and 1996, respectively.

                AIR RESPONSE, INC. AND AIR RESPONSE SOUTH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1997 AND 1996



(10) PENDING SALE OF COMPANY



     In May 1997, the Companies and the Companies' shareholder entered into an Amended Agreement and Plan of Reorganization with Proflight Medical Response, Inc. (Proflight) whereby Proflight agreed to acquire all of the outstanding capital stock of the Companies. This acquisition is contingent upon the success of the initial public offering of Proflight's securities.



(11) SUBSEQUENT EVENT



     The Companies entered into an agreement with Proflight Medical Response, Inc., dated March 10, 1998, whereby the note, including all accrued interest, due to Proflight was forgiven. (See Note 2)

                        PROFLIGHT MEDICAL RESPONSE, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)


                                                    HISTORICAL
                                            ---------------------------
                                                          AIR RESPONSE
                                                            AND AIR         PRO FORMA
                                            PROFLIGHT    RESPONSE SOUTH   AJUSTMENT(A)        PRO FORMA       PRO FORMA(B)
                                            ----------   --------------   -------------      -----------      ------------

Current Assets
    Cash and cash equivalents............   $       --     $    9,583      $  (800,000)(1)   $  (790,417)      $5,577,246(1)

    Restricted cash......................                      27,843                             27,843         (778,000)(2)
    Accounts Receivable, net.............      540,514        929,455          (72,327)(3)     1,397,642
    Other current assets.................       21,200        179,587                            200,787
                                            ----------   --------------   -------------      -----------      ------------
        Total current assets.............      561,714      1,146,468         (872,327)          835,855        4,799,246
                                            ----------   --------------   -------------      -----------      ------------
Fixed Assets
    Aircraft, property and equipment at
      cost...............................    3,337,363      3,087,549         (513,694)(2)     5,911,218
    Less accumulated depreciation and
      amortization.......................     (714,343)    (1,631,562)       1,631,562 (2)      (714,343)
Other Assets.............................      537,436        501,131         (222,500)(3)       341,067
                                                                              (475,000)(4)
Goodwill.................................                                    3,292,251 (1)     3,292,251
                                            ----------   --------------   -------------      -----------      ------------
        Total Assets.....................    3,722,170      3,103,586        2,840,292         9,666,048        4,799,246
                                            ----------   --------------   -------------      -----------      ------------
                                            ----------   --------------   -------------      -----------      ------------
Current Liabilities
    Accounts payable.....................    1,159,859      1,337,491          (72,327)(3)     2,425,023
    Current portion of notes/short term
      borrowings.........................    2,556,021        564,524         (222,500)(3)     2,898,045         (778,000)(2)
    Accrued liabilities..................       71,874         50,305                            122,179
                                            ----------   --------------   -------------      -----------      ------------
        Total current liabilities........    3,787,754      1,952,320         (294,827)        5,445,247         (778,000)
Long Term Debt...........................      687,754      1,061,385                          1,749,139
                                            ----------   --------------   -------------      -----------      ------------
        Total Liabilities................    4,475,508      3,013,705         (294,827)        7,194,386         (778,000)
                                            ----------   --------------   -------------      -----------      ------------
Stockholders' Equity
    Common Stock, par value $.001 for
      Proflight and no par for Air
      Response...........................
    Air Response South $0.01 par value...
    Proflight has 2,034,350 shares issued
      and outstanding. Air Response has
      100 shares and AR South has 51,000
      shares issued and outstanding......        2,034          2,000           (1,504)(1)          2,530              853(1)
    Additional Paid-in capital
      (deficit)..........................       31,343             --        3,224,504(1)(4)   3,255,847        7,270,042(1)
                                                                                                               (1,149,474)(1)
    Accumlated Earnings (deficit)........     (786,715)        87,881          (87,881)(1)      (786,715)        (544,175)(1)
                                            ----------   --------------   -------------      -----------      ------------
        Total Stockholders' Equity.......     (753,338)        89,881        3,135,119         2,471,662        5,577,246
                                            ----------   --------------   -------------      -----------      ------------
                                             3,722,170      3,103,586        2,840,292         9,666,048        4,799,246
                                            ----------   --------------   -------------      -----------      ------------
                                            ----------   --------------   -------------      -----------      ------------


                                            ADJUSTED
                                            PRO FORMA
                                           -----------
Current Assets
    Cash and cash equivalents............  $ 4,036,672
    Restricted cash......................
    Accounts Receivable, net.............    1,397,642
    Other current assets.................      200,787
                                           -----------
        Total current assets.............    5,635,101
                                           -----------
Fixed Assets
    Aircraft, property and equipment at
      cost...............................    5,911,218
    Less accumulated depreciation and
      amortization.......................     (714,343)
Other Assets.............................      341,067

Goodwill.................................    3,292,251
                                           -----------
        Total Assets.....................   14,465,294
                                           -----------
                                           -----------
Current Liabilities
    Accounts payable.....................    2,425,023
    Current portion of notes/short term
      borrowings.........................    2,120,045
    Accrued liabilities..................      122,179
                                           -----------
        Total current liabilities........    4,667,247
Long Term Debt...........................    1,749,139
                                           -----------
        Total Liabilities................    6,416,386
                                           -----------
Stockholders' Equity
    Common Stock, par value $.001 for
      Proflight and no par for Air
      Response...........................
    Air Response South $0.01 par value...
    Proflight has 2,034,350 shares issued
      and outstanding. Air Response has
      100 shares and AR South has 51,000
      shares issued and outstanding......        3,383
    Additional Paid-in capital
      (deficit)..........................    9,376,415

    Accumlated Earnings (deficit)........   (1,330,890)
                                           -----------
        Total Stockholders' Equity.......    8,048,908
                                           -----------
                                            14,465,294
                                           -----------
                                           -----------


------------

(A) The pro forma adjustments to the historical balance sheets using purchase acquisition accounting reflect the acquisition of Air Response and Air Response South (Air Response) by Proflight. The adjustments reflect the following:


     (1) Estimated purchase price of $4,500,000, comprised of $800,000 in cash payable on the closing of an initial public offering, and shares of stock equal to $3,225,000, less debt to the Company of $475,000, based upon the initial public offering price issued within two years from closing of the offering. The adjustments reflect the allocation of that purchase price to the net assets acquired. Goodwill is being amortized over 20 years using the straight-line method.

                         RECONCILIATION OF ACQUISITION


Consideration paid..............................................................   $4,500,000
                                                                                   ----------
                                                                                   ----------
Net assets acquired.............................................................   $   89,881
Adjustment of aircraft basis to FMV.............................................    1,117,868
Goodwill........................................................................    3,292,251
                                                                                   ----------
                                                                                   $4,500,000
                                                                                   ----------
                                                                                   ----------


     (2) Eliminated AR accumulated depreciation and adjusted aircraft and medical equipment to fair market value. These adjustments increased aircraft and medical equipment by $1,117,868.


     (3) Elimination of intercompany receivables/payables of $72,327 and $222,500.



     (4) To adjust number of shares paid for acquisition to reflect the elimination of loan to officer.



(B) The adjustments to pro forma represent:


     (1) The offering of 1,019,200 shares of common stock and 1,019,200 redeemable common stock purchase warrants, 6,670 shares of common stock given to an officer as a bonus 76,294 shares of common stock given as part of an employment agreement, and the retirement of 250,000 shares of common stock. The initial public offering prices of common stock and warrants are $6.50 and $.10, respectively. The proceeds are recognized net of underwriter discounts and costs of $874,473 and attorney fees, printing costs, consulting fees, and miscellaneous closing costs totalling $275,000.


     (2) Payment of debt with proceeds from offering.

                        PROFLIGHT MEDICAL RESPONSE, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)



                                                         HISTORICAL
                                              --------------------------------
                                                               AIR RESPONSE
                                                                   AND              PRO FORMA
                                              PROFLIGHT     AIR RESPONSE SOUTH    ADJUSTMENTS(C)       PRO FORMA
                                              ----------    ------------------    --------------      -----------

Income.....................................   $5,644,799        $8,783,037         $ (1,714,846)(1)   $12,712,990
Operating expense
     Flying operations.....................    3,312,564         5,186,687         $ (1,714,846)(1)     6,784,405
     Maintenance...........................      652,267           653,716                              1,305,983
     Promotion and sales...................       69,985           492,331                                562,316
     General and administrative............    1,406,483         1,885,940                              3,292,423
     Depreciation and amortization.........      488,867           311,554              267,835(2)      1,068,256
                                              ----------    ------------------    --------------      -----------
          Total operating expense..........    5,930,166         8,530,228           (1,447,011)       13,013,383
          Operating income (loss)..........     (285,367)          252,809             (267,835)         (300,393)
Nonoperating expenses (income)
     Bad debt -- affiliate.................                         48,343
     Interest income.......................      (25,000)           (4,723)                               (29,723)
     Interest expense......................      415,343           189,242                                604,585
     Other expense and (income)............                           (557)                                  (557)
                                              ----------    ------------------    --------------      -----------
                                                 390,343           232,305                   --           622,648
Income tax (benefit).......................                        (85,222)                               (85,222)
                                              ----------    ------------------    --------------      -----------
Net income (loss)..........................   $ (675,710)       $  105,726         $   (267,835)      $  (837,819)
                                              ----------    ------------------    --------------      -----------
                                              ----------    ------------------    --------------      -----------
Per share data
     Basic net income (loss)...............                                                                $(0.35)
                                                                                                           ------
                                                                                                           ------
     Average shares........................                                                             2,382,747


------------


(C) The adjustments to the historical statements of operations reflect the following:

    (1) Elimination of 1997 intercompany sales.

    (2) Recognition of $167,835 of goodwill amortization and an additional $100,000 in depreciation expense, due to revaluation of aircraft assets.

_____________________________                      _____________________________

     NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               -----

Prospectus Summary..........................................................................................................       3
Risk Factors................................................................................................................       9
Use of Proceeds.............................................................................................................      16
Dividend Policy.............................................................................................................      17
Capitalization..............................................................................................................      18
Dilution....................................................................................................................      19
Selected Financial Data.....................................................................................................      20
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................      22
Business....................................................................................................................      27
Management..................................................................................................................      33
Principal Shareholders......................................................................................................      37
Certain Transactions........................................................................................................      38
Description of Securities...................................................................................................      40
Shares Eligible For Future Sale.............................................................................................      42
Underwriting................................................................................................................      43
Legal Matters...............................................................................................................      45
Experts.....................................................................................................................      45
Additional Information......................................................................................................      45
Index to Financial Statements...............................................................................................     F-1


                            ------------------------

     UNTIL                , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROFLIGHT MEDICAL
                                 RESPONSE, INC.


                              1,019,200 SHARES OF
                                  COMMON STOCK
                     AND 1,019,200 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS
                           --------------------------
                                   PROSPECTUS
                           --------------------------


                            FIRST LIBERTY INVESTMENT
                                  GROUP, INC.

                                            , 1998

_____________________________                      _____________________________

                                    PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Corporation Code, as revised, in general, allows corporations to indemnify their directors and officers against reasonable expenses incurred in connection with a proceeding, if the person acted in good faith and in a manner the person believed to be in or not opposed to the best interests of the corporation. In the case of a criminal action, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Under current law, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or if the director or officer derived an improper personal benefit.

     The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Law.

     The Company will enter into an indemnification agreement ('Indemnification Agreement') with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Each Indemnification Agreement also will require that the Company Indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. The term of the Indemnification Agreement will be the later of (i) ten (10) years after the date that the indemnitee ceases to serve as a director or officer of the Company, or (ii) the final termination of all proceedings, as defined in the Indemnification Agreement, in which the indemnitee is granted rights of indemnification.

     Each Indemnification Agreement will permit the indemnitee to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Although the Company intends to seek to obtain directors' and officers' liability insurance, such insurance is generally very expensive. If the Company is not able to obtain directors' and officers' liability insurance to cover amounts, any payments made by the Company under an Indemnification Agreement will have an adverse impact on the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by the Company (also referred to herein as the Registrant) in connection with the issuance and distribution of the shares of Common Stock pursuant to the Offering (other than underwriting discounts and commissions).

SEC registration fee.......................................................................   $1,186.36
NASD filing fee............................................................................   $   *
Nasdaq SmallCap MarketSM...................................................................   $   *
Legal fees and expenses....................................................................   $   *
Accounting fees............................................................................   $   *
Blue Sky fees and expenses.................................................................   $   *
Printing and engraving expenses............................................................   $   *
Underwriter's non-accountable expense allowance............................................   $ 117,450
Underwriter's consulting fee...............................................................   $ 120,000
Miscellaneous..............................................................................   $   *
                                                                                              ---------

Total fees and expenses....................................................................   $   *
                                                                                              ---------
                                                                                              ---------

------------

* To be completed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the 'Securities Act'). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.


     In January 1996, Steven B. Myers, a Director of the Company, purchased 154,220 shares of Common Stock from the Company for $100,000. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In January 1996, the Company issued Steven A. Cantor, 983,825 shares of Common Stock valued at $50,000. Mr. Cantor has provided investment banking services to the Company. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Mr. Cantor transferred these shares to Srotnac Group LLC of which he is the 98% owner.



     In April 1998, Srotnac agreed to return 250,000 of these shares to the Company for cancellation.



     In November 1996, the Company issued 3,335 shares of Common Stock to Loselle Greenwalt valued at $250. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In November 1996, the Company issued 13,340 shares of Common Stock to Tom Cox valued at $1,000. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In November 1996, the Company issued 16,675 shares of Common Stock to Brett Abrams valued at $1,250. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In January 1997, the Company issued Arthur G. Rosenberg, a director of the Company an option to purchase 16,675 shares of Common Stock of the Company at an exercise price of $1.66 per share as an incentive to become a director of the Corporation. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In March 1997, the Company issued Tom Cox an option to purchase 16,675 shares of Common Stock of the Company at an exercise price of $6.50 per share in consideration for Mr. Cox extending the due date of certain notes. These shares of Common Stock were issued by the Company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering.



     In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Air Response and Louis R. Capece, Jr., which agreement was amended in May 1997, pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response in exchange for 496,154 shares of Common Stock of the Company to be issued two years from the closing of the Offering. If the Company completes a second public offering, Mr. Capece has the option to put such number of shares of Common Stock at the then current market value, equal to 20% of the net proceeds of such offering, to the Company, not to exceed $1,000,000. The Company simultaneously entered into an Amended Stock Purchase and Sale Agreement with Air Response South and Louis R. Capece Jr. pursuant to which the Company agreed to acquire at the closing of the Offering, subject to the terms and conditions contained therein, all of the outstanding capital stock of Air Response South for $800,000 which is payable upon closing of the Offering.


     In May 1997, Kevin L. Burkhardt and Jane S. Burkhardt agreed to return 146,042 shares of Common Stock to the Company in exchange for options to purchase 292,085 shares of Common Stock at an exercise price of $6.50 per share. The options are five year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares be retired and the Company in consideration for returning these shares issued the individual warrants. These shares were exchanged by reason of an exemption from registration afforded by the provisions of Section 4(1) and 4(2).



     In May 1997, Charles W. Bartholomew agreed to return 87,190 shares of Common Stock to the Company in exchange for options to purchase 174,379 shares of Common Stock at an exercise price of $6.50 per share. The options are five year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering required these shares be returned to treasury and the Company in consideration for returning these shares issued the individual warrants. These shares were exchanged by reason of an exemption from registration afforded by the provisions of Sections 4(1) and 4(2).



     In May 1997, Steven B. Myers agreed to return 100,268 shares of Common Stock to the Company in exchange for options to purchase 200,536 shares of Common Stock at an exercise price of $6.50 per share. The options are five year options exercisable upon closing of the offering. The Underwriter believed there were too many shares outstanding and as a condition of underwriting this Offering and required these shares be retired. In consideration for returning these shares issued the individual warrants.


     The investors in each of the above transactions were sophisticated and had access to information about the Company.


     The Company has agreed to sell to the Underwriter for $10, upon consummation of this Offering, the Underwriter's Option exercisable to purchase up to 101,920 shares of Common Stock and 101,920 Warrants at an exercise price of $8.00 per share.


     The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act.

     In October 1996, the Company completed a private placement issuing 70 Units of the Company's securities ('Units'), each Unit consisting of a $5,000 principal amount 10% promissory note and 6,670 shares of the Company's Common Stock. The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act. The offering was to 'Accredited Investors' only as that term is defined in Rule 501 promulgated under the Securities Act.



                                                                                   NUMBER OF
NAME                                                                                SHARES        DATE
--------------------------------------------------------------------------------   ---------    ---------

Alphanet Communications Corp....................................................     13,340      10/31/96
Barbara Banach and Sally Miglio.................................................      6,670      10/31/96
Cindy Bermingham custodian for Maverick Bermingham..............................      3,335      10/31/96
Brite Lite Industries, Inc......................................................     20,010      10/31/96
Annette Cantor..................................................................    216,775      10/31/96
Charlene Cantor.................................................................      3,335      10/31/96
Rosemary D'Amato................................................................      3,335      10/31/96
Tiffany D'Amato.................................................................      3,335      10/31/96
Merchant Investors Management Limited...........................................     20,010      10/31/96
Dolores Miller..................................................................     20,010      10/31/96
Corey Morrison..................................................................     13,340      10/31/96
Sherry Cantor Morrison..........................................................      3,335      10/31/96
Josephine Pace..................................................................     13,340      10/31/96
Gregory Pollack.................................................................      3,335      10/31/96
Sean Reid.......................................................................      3,335      10/31/96
River Rock Equities, Inc. ......................................................    100,050      10/31/96
RII Partners, Inc...............................................................     20,010      10/31/96


     In January 1997, the Company issued 300,000 additional shares of Common Stock and $150,000, 10% promissory note. The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act. The offering was to 'Accredited Investors' only as that term is defined in Rule 501 promulgated under the Securities Act.


                                                                                   NUMBER OF
NAME                                                                                SHARES        DATE
--------------------------------------------------------------------------------   ---------    ---------

Morbury Corporation.............................................................    106,720      01/13/97
Valinvest Corp..................................................................     93,380      01/10/97


     In March 1997, the Company issued 25,000 additional shares of Common Stock and $125,000, 10% promissory note. The following shares of Common Stock were issued by the Company without registration under the Securities Act in accordance with Rule 506 of Regulation D of the Securities Act. The offering was to 'Accredited Investors' only as that term is defined in Rule 501 promulgated under the Securities Act.


                                                                      NUMBER OF    PROMISSORY
NAME                                                                   SHARES         NOTE         DATE
-------------------------------------------------------------------   ---------    ----------    ---------

Barry and Elizabeth Mevorach JTWROS................................      1,668      $ 12,500      03/31/97
Raymond G. Hancock.................................................      1,668      $ 12,500      03/31/97
Barbara Banach.....................................................     11,673      $ 87,500      03/31/97
North Shore Financial Money Purchase Plan DLJSC-FBO
  Richard Banach...................................................      1,668      $ 12,500      03/31/97

ITEM 27. EXHIBITS


   1.2    -- Selected Dealers Agreement.
   2.1    -- Amended Agreement and Plan of Reorganization, dated April 8, 1997, by and among, Proflight, Louis R.
             Capece, Jr. And Air Response, Inc.
   2.2    -- Amended Stock Purchase Agreement, dated April 8, 1997, by and among, Proflight, Louis R. Capece, Jr.
             And Air Response South, Inc.
   3.1    -- Amended and Restated Articles of Incorporation.
   3.2    -- Bylaws.
 * 4.1    -- Form of Certificate for Shares of Common Stock.
   4.2    -- Form of Underwriter's Warrant.
   4.3    -- Form of Underwriter's Warrant Agreement.
 * 4.4    -- Common Stock Purchase Warrant.
   5.1    -- Opinion and Consent of Bondy & Schloss LLP.
  10.1    -- Lease Agreement dated February 27, 1997, between the Company and Airplaza Co., Inc.
  10.2    -- Air Ambulance Transport Services Agreement dated February 9, 1996, by and between the Company and Aetna
             Health Management, Inc.
  10.3    -- Promissory Note and Accommodation Agreement dated March 17, 1995, between the Company and Lear Three,
             L.L.C.
 *10.4    -- First Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
  10.5    -- Promissory Note dated May 20, 1996, between the Company and Lear Three, L.L.C.
 *10.6    -- Second Promissory Note Extension, dated March 26, 1997, between the Company and Lear Three, L.L.C.
  10.7    -- Promissory Note date May 31, 1996, between the Company and Textron Financial Corporation.
  10.8    -- Security Agreement dated May 31, 1996, between the Company and Textron Financial Corporation.
  10.9    -- Promissory Note dated October 8, 1996, between the Company and Textron Financial Corporation.
  10.10   -- Aircraft Lease Agreement dated November 15, 1996, between the Company and Superior Transport Service,
             Inc.
  10.11   -- Promissory Note dated November 13, 1996, between the Company and Norwest Equipment Finance, Inc.
  10.12   -- Agreement Under Standards dated October 13, 1994, between the Company and the Arapahoe County Public
             Airport Authority.
  10.13   -- Amended Employment Agreement dated May 1997, by and between the Company and Donald Jones.
  10.14   -- Employment Agreement dated March 1997, by and between the Company and Kevin L. Burkhardt.
  10.15   -- Employment Agreement dated March 1997, by and between the Company and David Cohen.
  10.16   -- Employment Agreement dated March 1997, by and between the Company and Jane S. Burkhardt.
  10.17   -- Consulting Agreement dated April 1997, by and between the Company and Louis R. Capece, Jr.
  10.18   -- Agreement dated April 30, 1995, between Air Response, Inc. and Central National Bank Canajoharie.
  10.19   -- Note and Security Agreement dated February 24, 1993, between Air Response, Inc. and Cessna Finance
             Corporation.
  10.20   -- Aircraft Lease Agreement dated June 27, 1996, between Air Response, Inc. and U.S. Bancorp Leasing &
             Financial.
  10.21   -- Promissory Note dated September 20, 1996, between Air Response, Inc. and Cessna Finance Corporation.
  10.22   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
  10.23   -- Promissory Note dated October 23, 1996, between Air Response, Inc. and Textron Financial Corporation.
 *10.24   -- Insurance Policy between the Company and Nationair Insurance Agency.


                                                  (table continued on next page)

(table continued from previous page)


  10.25   -- Stock Option Plan
  10.26   -- Escrow Agreement
  10.27   -- Employment Agreement dated September 15, 1997 by and between the Company and Steven B. Myers. (Rescinded)
  10.28   -- Form of Consulting Agreement dated                , 1998 by and between the Company and the
             Underwriter.
  10.29   -- Letter of Amendment to Employment Agreement of Donald Jones, dated September 15, 1997. (Rescinded)
  10.30   -- Letter of Amendment to Employment Agreement of Kevin L. Berkhardt, dated September 15, 1997. (Rescinded)
**10.31   -- Letter of Amendment to Amended Agreement and Plan of Reorganization and Amended Stock Purchase Agreement
             dated                .
 *23.1    -- Consent of Grant Thornton LLP
  23.2    -- Consent of Bondy & Schloss (included Exhibit 5.1).
 *23.3    -- Consents of Staff Maikels and Ciampino, P.C.
  23.4    -- Consents of Kaufman Rossin & Co., P.C.
  24.1    -- Power of Attorney.


------------

 * Filed herewith

** To be filed by amendment.

ITEM 28. UNDERTAKINGS

     (a) The Registrant will,

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on the 1st day of May, 1998.


                                          PROFLIGHT MEDICAL RESPONSE, INC.

                                          By:       /S/ KEVIN L. BURKHARDT
                                             ...................................
                                               KEVIN L. BURKHARDT, PRESIDENT


     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the registration statement was signed by the following persons in the capacities indicated on the dates stated:



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

          /s/ KEVIN L. BURKHARDT            Chief Executive Officer, President, Director        May 1, 1998
 .........................................
           (KEVIN L. BURKHARDT)

          /s/ JANE S. BURKHARDT             Secretary                                           May 1, 1998
 .........................................
           (JANE S. BURKHARDT)

             /s/ DAVID COHEN                Chief Financial Officer, Treasurer, Chief           May 1, 1998
 .........................................    Accounting Officer
              (DAVID COHEN)

                    *                       Director                                            May 1, 1998
 .........................................
          (ARTHUR G. ROSENBERG)

                    *                       Director                                            May 1, 1998
 .........................................
         (CHARLES W. BARTHOLOMEW)

                    *                       Director                                            May 1, 1998
 .........................................
            (STEVEN B. MYERS)

                                            Director                                            May 1, 1998
 .........................................
             (STANLEY ABRAMS)

      *By:   /S/ KEVIN L. BURKHARDT
 .........................................
            KEVIN L. BURKHARDT
             ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Kevin L. Burkhardt and David Cohen, or either of them, as such person's true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

          /s/ KEVIN L. BURKHARDT            Chief Executive Officer, President, Director      May 15, 1997
 .........................................
           (KEVIN L. BURKHARDT)

          /s/ JANE S. BURKHARDT             Secretary, Director                               May 15, 1997
 .........................................
           (JANE S. BURKHARDT)

             /s/ DAVID COHEN                Chief Financial Officer, Treasurer, Chief         May 15, 1997
 .........................................    Accounting Officer
              (DAVID COHEN)

         /s/ ARTHUR G. ROSENBERG            Director                                          May 15, 1997
 .........................................
          (ARTHUR G. ROSENBERG)

        /s/ CHARLES W. BARTHOLOMEW          Director                                          May 15, 1997
 .........................................
         (CHARLES W. BARTHOLOMEW)

           /s/ STEVEN B. MYERS              Director                                          May 15, 1997
 .........................................
            (STEVEN B. MYERS)

                          STATEMENT OF DIFFERENCES
                          ------------------------

The service mark symbol shall be expressed as.........................  'sm'